Exhibit 99.1

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK

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:
In re:	:	Chapter 11
:
DYNEGY HOLDINGS, LLC, et al.,(1)	:	Case No. 11-38111 (CGM)
:
	:	Jointly Administered
Debtors.	:
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CHAPTER 11 PLAN OF REORGANIZATION FOR DYNEGY HOLDINGS, LLC
PROPOSED BY DYNEGY HOLDINGS, LLC AND DYNEGY INC.

Dated:  December 1, 2011

SIDLEY AUSTIN LLP	WHITE & CASE LLP
James F. Conlan	Thomas E Lauria
Jeffrey E. Bjork	Gerard H. Uzzi
Paul S. Caruso	1155 Avenue of Americas
Matthew A. Clemente	New York, New York 10036-2787
787 Seventh Avenue	Telephone: (212) 819-8200
New York, New York 10019	Facsimile: (212) 354-8113
Telephone: (212) 839-5300
Facsimile: (212) 839-5599	COUNSEL FOR DYNEGY INC.

PROPOSED COUNSEL FOR THE DEBTORS AND DEBTORS IN POSSESSION

(1)           The Debtors, together with the last four digits of each Debtor’s federal tax identification number, are Dynegy Holdings, LLC (8415); Dynegy Northeast Generation, Inc. (6760); Hudson Power, L.L.C. (NONE); Dynegy Danskammer, L.L.C. (9301); and Dynegy Roseton, L.L.C. (9299).  The location of the Debtors’ corporate headquarters and the service address for Dynegy Holdings, LLC, Dynegy Northeast Generation, Inc. and Hudson Power, L.L.C. is 1000 Louisiana Street, Suite 5800, Houston, Texas 77002.  The location of the service address for Dynegy Roseton, L.L.C. is 992 River Road, Newburgh, New York 12550.  The location of the service address for Dynegy Danskammer, L.L.C. is 994 River Road, Newburgh, New York 12550.

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8.5.	Adjustment to Amount of Plan Cash Payment and Principal Amount of Plan Secured Notes	10
8.6.	Plan Secured Notes Alternative Payment	11
8.7.	Establishment of Claims Purchasing Fund	11
8.8.	Termination of Certain Debt Obligations	11
8.9.	Causes of Action	11
8.10.	Appointment of the Disbursing Agent	12
8.11.	Sources of Cash for Plan Distributions	12
8.12.	Investment of Funds Held by the Disbursing Agent; Tax Reporting by the Disbursing Agent	12
8.13.	Releases by DH, its non-Debtor Affiliates, the Estate, and the Plan Proponents	12
8.14.	Releases by Creditors	13

ARTICLE IX. THE PLAN TRUST		13

9.1.	Creation of the Plan Trust and the Appointment of the Plan Trust Administrator	13
9.2.	Property of the Plan Trust	14
9.3.	Powers and Duties of the Plan Trust Administrator	14

ARTICLE X. PLAN DISTRIBUTION PROVISIONS		14

10.1.	Plan Distributions	14
10.2.	Timing of Plan Distributions	15
10.3.	Address for Delivery of Plan Distributions/Unclaimed Plan Distributions	15
10.4.	De Minimis Plan Distributions	15
10.5.	Time Bar to Cash Payments	15
10.6.	Manner of Payment Under the Plan	16
10.7.	Fractional Plan Distributions	16
10.8.	Special Distribution Provisions Concerning Senior Notes Claims and Subordinated Notes Claims	16
10.9.	Reserve for Contested Claims	17
10.10.	Surrender and Cancellation of Instruments	17

ARTICLE XI. PROCEDURES FOR RESOLVING AND TREATING CONTESTED CLAIMS		18

11.1.	Claim Objection Deadline	18
11.2.	Prosecution of Contested Claims	18
11.3.	Settlement of Claims and Causes of Action	18
11.4.	Entitlement to Plan Distributions Upon Allowance	18
11.5.	Estimation of Claims	18

ARTICLE XII. CONDITIONS PRECEDENT TO CONFIRMATION OF THE PLAN AND THE OCCURRENCE OF THE EFFECTIVE DATE		19

12.1.	Conditions Precedent to Confirmation	19
12.2.	Conditions Precedent to the Occurrence of the Effective Date	19

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12.3.	Waiver of Conditions	20
12.4.	Effect of Non-Occurrence of the Effective Date	21

ARTICLE XIII. THE DISBURSING AGENT		21

13.1.	Powers and Duties of the Disbursing Agent	21
13.2.	Plan Distributions	22
13.3.	Exculpation of the Disbursing Agent	22

ARTICLE XIV. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		22

14.1.	Assumption and Rejection of Executory Contracts and Unexpired Leases	22
14.2.	Cure	23
14.3.	Claims Arising from Rejection, Expiration or Termination	24

ARTICLE XV. RETENTION OF JURISDICTION		24

ARTICLE XVI. MISCELLANEOUS PROVISIONS		26

16.1.	Substantial Consummation	26
16.2.	Payment of Statutory Fees	26
16.3.	Satisfaction of Claims	26
16.4.	Special Provisions Regarding Insured Claims	27
16.5.	Third Party Agreements; Subordination	27
16.6.	Exculpation	27
16.7.	Discharge of DH	28
16.8.	Notices	28
16.9.	Headings	29
16.10.	Governing Law	29
16.11.	Expedited Determination	30
16.12.	Exemption from Transfer Taxes	30
16.13.	Exemption from Registration	30
16.14.	Notice of Entry of Confirmation Order and Relevant Dates	30
16.15.	Interest and Attorneys’ Fees	30
16.16.	Modification of the Plan	30
16.17.	Revocation of the Plan	31
16.18.	Corrective Action	31
16.19.	Setoff Rights	31
16.20.	Compliance with Tax Requirements	32
16.21.	Rates	32
16.22.	Injunctions	32
16.23.	Binding Effect	33
16.24.	Successors and Assigns	33
16.25.	Severability	34
16.26.	No Admissions	34

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EXHIBITS

Glossary of Defined Terms	Exhibit A

*Allowed Amounts of Senior Notes Claims and Subordinated Notes Claims	Exhibit B

*Description of Plan Secured Notes	Exhibit C

*Plan Preferred Stock Designation	Exhibit D

*Plan Secured Notes Alternative Payment Financing Terms	Exhibit E

*                 Exhibits not included in the Current Report on Form 8-K filed December 2, 2011, such Exhibits will be filed with the Bankruptcy Court at a later date not yet determined.

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The Plan Proponents hereby propose the following chapter 11 plan of reorganization for Dynegy Holdings, LLC:

ARTICLE I.

DEFINITIONS AND INTERPRETATION

1.1.                            Definitions

The capitalized terms used herein shall have the respective meanings set forth in the Glossary of Defined Terms attached hereto as Exhibit “A.”

1.2.                            Interpretation

Unless otherwise specified, all section, article, and exhibit references in the Plan are to the respective section in, article of, or exhibit to the Plan, as the same may be amended, waived, or modified from time to time as permitted herein.  Words denoting the singular number shall include the plural number and vice versa, as appropriate, and words denoting one gender shall include the other gender.  In the event of any ambiguity or conflict between the Plan and the Disclosure Statement, the provisions of the Plan shall govern.

1.3.                            Application of Definitions and Rules of Construction Contained in the Bankruptcy Code

Words and terms defined in section 101 of the Bankruptcy Code shall have the same meanings when used in the Plan, unless a different definition is given in the Glossary of Defined Terms attached hereto as Exhibit “A.”  The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan.

1.4.                            Other Terms

The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan.

1.5.                            Appendices and Plan Documents

All exhibits and appendices to the Plan and the Plan Documents are incorporated into the Plan by this reference and are a part of the Plan as if set forth in full herein.  All Plan Documents shall be filed with the Bankruptcy Court not less than ten (10) days prior to the Plan Objection Deadline.  Holders of Claims and Equity Interests may obtain a copy of the Plan Documents, once filed, at https://ecf.nysb.uscourts.gov/ and http://dm.epiq11.com/dynegyholdingsllc, or by a written request sent to the following address:

Dynegy Holdings LLC Ballot Processing Center

c/o Epiq Bankruptcy Solutions LLC

FDR Station, P.O. Box 5014

New York, NY 10150

ARTICLE II.

CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

For the purposes of organization, voting, all confirmation matters, and the receipt of distributions under the Plan, except as otherwise provided herein, all Claims against and Equity Interests in DH shall be classified as set forth in this Article II.

2.1.                            Administrative Claims and Priority Tax Claims

As provided by section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims shall not be classified under the Plan, and shall instead be treated separately as unclassified Claims on the terms set forth in Article V.

2.2.                            Claims and Equity Interests

The Claims against and Equity Interests in DH shall be classified under the Plan as follows:

Class 1 — Priority Claims.  Class 1 shall consist of all Priority Claims, other than Priority Tax Claims, against DH.

Class 2 — Secured Claims.  Class 2 shall consist of all Secured Claims against DH.

Class 3 — General Unsecured Claims.  Class 3 shall consist of all General Unsecured Claims against DH.

Class 4 — Convenience Claims.  Class 4 shall consist of all Convenience Claims against DH.

Class 5 — Equity Interests.  Class 5 shall consist of all Equity Interests in DH.

ARTICLE III.

IDENTIFICATION OF
IMPAIRED CLASS OF CLAIMS

3.1.                            Unimpaired Classes of Claims and Equity Interests

Class 1 — Priority Claims, Class 2 — Secured Claims, Class 4 — Convenience Claims, and Class 5 — Equity Interests are not impaired under the Plan.

3.2.                            Impaired Class of Claims

Class 3 — General Unsecured Claims are impaired under the Plan.

3.3.                            Impairment Controversies

If a controversy arises as to whether any Claim or Equity Interest, or any class of Claims or Equity Interests, is impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy.

ARTICLE IV.

PROVISIONS FOR TREATMENT OF CLASSIFIED CLAIMS
AND EQUITY INTERESTS UNDER THE PLAN

4.1.                            DH Claims and Equity Interests

The classes of Claims against and Equity Interests in DH shall be treated under the Plan as follows:

(a)                                  Class 1 — Priority Claims

Each holder of an Allowed Priority Claim against DH shall be left unimpaired under the Plan, and, pursuant to section 1124 of the Bankruptcy Code, all of the legal, equitable and contractual rights to which such Claim entitles such holder in respect of such Claim shall be left unaltered, and except to the extent that a holder of an Allowed Priority Claim and the Plan Proponents agree on less favorable treatment for such holder, such Allowed Priority Claim against DH (including any amounts to which such holder is entitled pursuant to section 1124(2) of the Bankruptcy Code) shall be paid in full in accordance with such rights on the Plan Distribution Date.

(b)                                 Class 2 — Secured Claims

Each holder of an Allowed Secured Claim against DH shall be left unimpaired under the Plan, and, pursuant to section 1124 of the Bankruptcy Code, all of the legal, equitable and contractual rights to which such Claim entitles such holder in respect of such Claim shall be left unaltered, and except to the extent that a holder of an Allowed Secured Claim and the Plan Proponents agree on less favorable treatment for such holder, such Allowed Secured Claim against DH (including any amounts to which such holder is entitled pursuant to section 1124(2) of the Bankruptcy Code) shall be paid in full in accordance with such rights on the Plan Distribution Date or, if after the Plan Distribution Date, as and when such payment is due.

(c)                                  Class 3 — General Unsecured Claims

Except to the extent that a holder of an Allowed General Unsecured Claim and the Plan Proponents agree on less favorable treatment for such holder, each holder of an Allowed General Unsecured Claim against DH shall receive, on the Effective Date, its Pro Rata Share of  (i) the Plan Cash Payment, (ii) the Plan Preferred Stock, and (iii) at the sole option of Dynegy, in its capacity as a Plan Proponent, either (a) the Plan Secured Notes or (b) the Plan Secured Notes Alternative Payment.

The rights of holders of Allowed Subordinated Notes Claims to receive Plan Distributions hereunder shall be subject to the subordination provisions set forth in Section 16.5; provided, however, that holders of Allowed Subordinated Notes Claims may make the Subordination Alternative Election as set forth in Section 16.5.

(d)                                 Class 4 — Convenience Claims

Each holder of an Allowed Convenience Claim against DH shall be left unimpaired under the Plan, and, pursuant to section 1124 of the Bankruptcy Code, all of the legal, equitable and contractual rights to which such Claim entitles such holder in respect of such Claim shall be left unaltered, and such Allowed Convenience Claim against DH (including any amounts to which such holder is entitled pursuant to section 1124(2) of the Bankruptcy Code) shall be paid in full in accordance with such rights on the Plan Distribution Date or, if after the Plan Distribution Date, as and when such payment is due.

(e)                                  Class 5 — Equity Interests

Each holder of an Allowed Equity Interest in DH shall be left unimpaired under the Plan, and, pursuant to section 1124 of the Bankruptcy Code, all of the legal, equitable and contractual rights to which such Allowed Equity Interest entitles such holder in respect of such Allowed Equity Interest shall be left unaltered.

4.2.                            Intercompany Claims

Except as otherwise set forth in the Plan, including Articles VII and VIII, Intercompany Claims shall, solely for purposes of receiving distributions under the Plan, be treated as having been resolved by compromise or otherwise eliminated, and thus, holders of Intercompany Claims shall receive no distribution under the Plan on account of such Intercompany Claims.  After the Effective Date, Intercompany Claims may be compromised or otherwise eliminated as determined by the Plan Trust Administrator or Disbursing Agent, as applicable.  Holders of Intercompany Claims shall not be entitled to vote on the Plan.

ARTICLE V.

PROVISIONS FOR TREATMENT
OF UNCLASSIFIED CLAIMS UNDER THE PLAN

5.1.                            Unclassified Claims

Administrative Claims and Priority Tax Claims shall be treated in accordance with sections 1129(a)(9)(A) and 1129(a)(9)(C) of the Bankruptcy Code, respectively.  Such Claims are not designated as classes of Claims for the purposes of this Plan or for the purposes of sections 1123, 1124, 1125, 1126 or 1129 of the Bankruptcy Code.

5.2.                            Treatment of Administrative Claims

All Administrative Claims shall be treated as follows:

(a)                                  Time for Filing Administrative Claims

Each holder of an Administrative Claim, other than (i) a Fee Claim, (ii) a liability incurred and payable in the ordinary course of business by DH (and not past due), or (iii) an Administrative Claim that has been Allowed on or before the Effective Date, must file with the Bankruptcy Court and serve on DH, the Plan Proponents, the Creditors’ Committee, and the Office of the United States Trustee, notice of such Administrative Claim within thirty (30) days after service of the Notice of Confirmation.  Such notice of Administrative Claim must include at a minimum (i) the name of the holder of the Administrative Claim, (ii) the amount of the Administrative Claim, and (iii) the basis of the Administrative Claim.  Failure to file and serve such notice timely and properly shall result in the Administrative Claim being forever barred and discharged.

(b)                                 Time for Filing Fee Claims

Each Professional Person who holds or asserts a Fee Claim shall be required to file with the Bankruptcy Court, and serve on all parties required to receive notice, a Fee Application within forty (40) days after the Effective Date.  The failure to timely file and serve such Fee Application shall result in the Fee Claim being forever barred and discharged.

(c)                                  Allowance of Administrative Claims/Fee Claims

An Administrative Claim with respect to which notice has been properly filed and served pursuant to Section 5.2(a) shall become an Allowed Administrative Claim if no objection is filed within thirty (30) days after the later of (i) the Effective Date, (ii) the date of service of the applicable notice of Administrative Claim, or (iii) such later date as may be (A) agreed to by the holder of such Administrative Claim or (B) approved by the Bankruptcy Court on motion of a party in interest, without notice or a hearing.  If an objection is filed within such thirty (30) day period (or any extension thereof), the Administrative Claim shall become an Allowed Administrative Claim only to the extent Allowed by Final Order.  A Fee Claim in respect of which a Fee Application has been properly filed and served pursuant to Section 5.2(b) shall become an Allowed Administrative Claim only to the extent allowed by order of the Bankruptcy Court.

(d)                                 Payment of Allowed Administrative Claims

On the Plan Distribution Date, each holder of an Allowed Administrative Claim shall receive (i) the amount of such holder’s Allowed Administrative Claim in one Cash payment or (ii) such other treatment as may be agreed upon in writing by the Plan Proponents and such holder; provided, that such treatment shall not provide a recovery to such holder having a present value as of the Effective Date in excess of such holder’s Allowed Administrative Claim; and provided, further, that an Administrative Claim representing a liability incurred in the ordinary course of business of DH may be paid at the Plan Proponents’ election in the ordinary course of business.

5.3.                            Treatment of Priority Tax Claims

At the election of the Plan Proponents, each holder of an Allowed Priority Tax Claim shall receive in full satisfaction of such Allowed Priority Tax Claim: (a) payments in Cash, in regular installments over a period ending not later than five (5) years after the Petition Date, of a total value, as of the Effective Date, equal to the Allowed amount of such Claim; (b) a lesser amount in one Cash payment as may be agreed upon in writing by the Plan Proponents and such holder; or (c) such other treatment as may be agreed upon in writing by the Plan Proponents and such holder; provided, that such agreed upon treatment may not provide such holder with a recovery having a present value as of the Effective Date that is greater than the amount of such holder’s Allowed Priority Tax Claim or that is less favorable than the treatment provided to the most favored nonpriority unsecured Claims under the Plan.  The Confirmation Order shall enjoin any holder of an Allowed Priority Tax Claim from commencing or continuing any action or proceeding against any responsible person, officer or manager of DH that otherwise would be liable to such holder for payment of a Priority Tax Claim so long as DH is in compliance with this Section.  So long as the holder of an Allowed Priority Tax Claim is enjoined from commencing or continuing any action or proceeding against any responsible person, officer or manager of DH under this Section or pursuant to the Confirmation Order, the statute of limitations for commencing or continuing any such action or proceeding shall be tolled.

ARTICLE VI.

ACCEPTANCE OR REJECTION OF THE PLAN

6.1.                            Class of Claims Entitled to Vote to Accept or Reject the Plan

Only Class 3 — General Unsecured Claims is impaired under the Plan, and thus only holders of Class 3 — General Unsecured Claims are entitled to vote on the Plan.

6.2.                            Classes of Claims and Equity Interests Deemed to Accept the Plan

Class 1 — Priority Claims, Class 2 — Secured Claims, Class 4 — Convenience Claims, and Class 5 — Equity Interests are unimpaired under the Plan, and such classes of Claims and Equity Interests and holders of Claims or Equity Interests therein are deemed to have accepted the Plan and, therefore, are not entitled to vote on the Plan.

6.3.                            Class Acceptance Requirement

A class of Claims shall have accepted the Plan if it is accepted by the holders of at least two-thirds (2/3) in amount and more than one-half (1/2) in number of the Allowed Claims in such class that have voted on the Plan.

ARTICLE VII.

PLAN SETTLEMENT AND COMPROMISE

Pursuant to sections 1123(b)(3) and 1123(b)(6) of the Bankruptcy Code and Bankruptcy Rule 9019, and subject to the occurrence of the Effective Date, the Plan shall constitute a motion to approve, and entry of the Confirmation Order shall constitute approval of, the settlement and compromise between and among DH, Dynegy, DGIN and holders of General Unsecured Claims against DH as follows:

(a)                                  Dynegy shall issue to DH, for the benefit of holders of Allowed General Unsecured Claims against DH, (i) the Plan Cash Payment, (ii) the Plan Preferred Stock, and (iii) either (A) the Plan Secured Notes or (B), in lieu of the Plan Secured Notes, and at the sole election of Dynegy, the Plan Secured Notes Alternative Payment; and DH shall thereafter cause such property to be distributed to the holders of Allowed General Unsecured Claims in accordance with and pursuant to the Plan;

(b)                                 Dynegy and DH shall cause DGIN to cancel the DH Note and deem such DH Note fully satisfied and extinguished; and

(c)                                  For and in consideration of the undertakings and other agreements of Dynegy under and in connection with the Plan, including those set forth above, on the Effective Date:  (i) in the manner set forth in Section 8.2, (A) Legacy DH (as successor to DH) and Dynegy shall cancel the Undertaking Agreement and Dynegy’s obligations under the Undertaking Agreement shall be deemed to be fully satisfied and extinguished, and (B) Legacy DH (as successor to DH) shall transfer to New DH, a newly formed, wholly-owned subsidiary of Dynegy, 100% of the equity interests in DGIN; (ii) DH, its non-Debtor Affiliates, its Estate, and the Plan Proponents shall release, and be deemed to have released, all Claims and Causes of Action of the types described in Section 8.13 against all persons and entities referenced in such Section 8.13; and (iii) holders of Claims or Causes of Action arising from or related to the Prepetition Restructurings, including the Prepetition Lawsuits, shall be enjoined, as set forth in Section 16.22(b) hereof, from taking any action in respect of such Claims or Causes of Action against DH and all successors thereto, Dynegy or its non-Debtor Affiliates, or any of their current or former respective members, equity holders, directors, managers, officers, employees, agents, and professionals, successors and assigns or their respective assets and property.

Subject to the occurrence of the Effective Date, entry of the Confirmation Order shall constitute authorization for all parties to take all actions that are necessary or appropriate to implement and give effect to the settlement and compromise set forth herein.

ARTICLE VIII.

MEANS FOR IMPLEMENTATION OF THE PLAN

8.1.                            Operations Between the Confirmation Date and the Effective Date

During the period from the Confirmation Date through and until the Effective Date, DH shall continue to operate its businesses as a Debtor in Possession, subject to the oversight of the Bankruptcy Court as provided in the Bankruptcy Code, the Bankruptcy Rules and all orders of the Bankruptcy Court that are then in full force and effect.

8.2.                            Certain Intercompany Transactions

The intercompany transactions described below shall occur and be implemented pursuant to section 1123(a)(5) of the Bankruptcy Code on or before the Effective Date:

(a)                                  Re-Vesting of Assets

Upon the occurrence of the Effective Date, except as otherwise expressly provided in the Plan or the Confirmation Order, title to all of the Assets of DH and its Estate shall vest in DH free and clear of all liens, mortgages, Claims, Causes of Action, interests, security interests and other encumbrances and without further order of the Bankruptcy Court.

(b)                                 Cancellation of DH Note

As set forth in Article VII, Dynegy and DH shall cause DGIN to cancel the DH Note and deem such DH Note fully satisfied and extinguished.

(c)                                  Formation of New DH and Legacy DH

Dynegy shall form a wholly-owned direct subsidiary, New DH, as a Delaware corporation, and New DH shall then form a wholly-owned direct subsidiary, Legacy DH, as a Delaware limited liability company.

(d)                                 DH Merger With Legacy DH

Following consummation of the actions described in Section 8.2(c), Dynegy shall contribute 100% of the Equity Interests in DH to New DH and immediately thereafter DH shall be merged into Legacy DH under Delaware law, with Legacy DH as the surviving entity.

(e)                                  Cancellation of Undertaking Agreement

As set forth in Article VII, immediately following consummation of the actions described in Section 8.2(d), Legacy DH, as successor to DH, and Dynegy shall cancel the Undertaking Agreement and Dynegy’s obligations under such Undertaking Agreement shall be deemed to be fully satisfied and extinguished.

(f)                                    Elimination of Certain Intercompany Indebtedness

Immediately following consummation of the actions described in Section 8.2(e), (i) any intercompany indebtedness owed by (or to) Legacy DH or one of the remaining Debtors to (or by) Dynegy or any of its direct or indirect subsidiaries (other than Legacy DH or the remaining Debtors) shall be identified; (ii) such intercompany indebtedness shall be either contributed down or distributed up, as the case may be, by Dynegy and its direct or indirect subsidiaries (other than Legacy DH or a subsidiary that is one of the remaining Debtors) to Legacy DH; and (iii) all such intercompany indebtedness shall be netted by Legacy DH, and if the net amount results in (A) a receivable of Legacy DH, such net receivable shall be contributed to DNE by Legacy DH, or (B) a payable by Legacy DH, such net payable shall be cancelled.

(g)                                 Transfer of Legacy DH Assets to New DH

Except for (i) Cash necessary to pay the reasonable costs and expenses associated with the administration of the Plan Trust, which amount shall be (A) determined by the Plan Proponents subject to the consent of the Requisite Consenting Noteholders, which consent shall not be unreasonably withheld or delayed, and (B) identified in a Plan Document to be filed with the Bankruptcy Court not less than ten (10) days prior to the Plan Objection Deadline, and (ii)

Legacy DH’s equity interests in DNE, Legacy DH shall, after consummation of the actions described in Section 8.2(f), promptly transfer substantially all of its assets to New DH.  The assets transferred by Legacy DH to New DH as set forth in the preceding sentence shall include, without limitation, 100% of the equity interests in DGIN.

(h)                                 Transfer of Legacy DH to the Plan Trust

After consummation of the transfers described in Section 8.2(g), (i) Dynegy shall cause New DH to transfer 100% of the equity interests in Legacy DH to the Plan Trust and (ii) Legacy DH and its subsidiaries shall change their legal names, where applicable, to exclude the word “Dynegy” therefrom.  Further, immediately upon the transfer of the equity interests in Legacy DH to the Plan Trust, Legacy DH and the remaining Debtors shall adopt new constituent documents that shall appoint the Plan Trust Administrator as the sole director or manager thereof, as applicable.

EXCEPT AS OTHERWISE PROVIDED IN THE PLAN, NEITHER DYNEGY NOR ANY OF ITS SUBSIDIARIES, INCLUDING NEW DH, SHALL HAVE, OR BE CONSTRUED TO HAVE OR MAINTAIN, ANY LIABILITY, CLAIM, OR OBLIGATION THAT IS BASED IN WHOLE OR IN PART ON ANY ACT, OMISSION, TRANSACTION, EVENT, OR OTHER OCCURRENCE OR THING OCCURRING OR IN EXISTENCE ON OR PRIOR TO THE EFFECTIVE DATE OF THE PLAN (INCLUDING, WITHOUT LIMITATION, ANY LIABILITY, CLAIM OR OBLIGATION ARISING UNDER APPLICABLE NON-BANKRUPTCY LAW AS A SUCCESSOR TO DH OR LEGACY DH) AND NO SUCH LIABILITY, CLAIM, OR OBLIGATION FOR ANY ACTS SHALL ATTACH TO DYNEGY OR ANY OF ITS SUBSIDIARIES, INCLUDING NEW DH.

8.3.                            Corporate Action

The entry of the Confirmation Order shall constitute authorization for DH and its Affiliates to take or cause to be taken all corporate actions necessary or appropriate to implement all provisions of, and to consummate, the Plan prior to, on and after the Effective Date and all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Court without further approval, act or action under any applicable law, order, rule or regulation, including, without limitation, any action required by the members, officers, or managers of DH and its Affiliates, including, among other things: (a) all transfers of assets (including equity interests) that are to occur pursuant to the Plan, (b) the incurrence of all obligations contemplated by the Plan and the making of Plan Distributions, (c) the execution and delivery of all applicable Plan Documents, (d) the implementation of all settlements and compromises as set forth in or contemplated by the Plan, and (e) the execution and delivery or consummation of any and all transactions, contracts, or arrangements permitted by applicable law, order, rule or regulation.  On the Effective Date, the members, managers and/or officers of DH are authorized and directed to do all things and to execute and deliver all agreements, documents, instruments, notices and certificates as are contemplated by the Plan and to take all necessary actions required in connection therewith, in the name of and on behalf of DH.  All obligations of DH to indemnify and hold harmless its current and former directors, officers and employees, whether arising under DH’s constituent documents or under any contract, law or equitable principle, shall be assumed by DH upon the occurrence of the Effective Date with the same effect as though such obligations constituted executory contracts that are assumed under section 365 of the Bankruptcy Code, and all such obligations shall be fully enforceable on their terms from and after the Effective Date.  The prosecution of any so-indemnified Cause of Action against the Persons to whom such rights(s) of indemnification are owed shall be, upon the occurrence of the Effective Date, enjoined and prohibited.

8.4.                            Allowance of Senior Notes Claims and Subordinated Notes Claims

Upon entry of the Confirmation Order, the Senior Notes Claims and Subordinated Notes Claims shall be Allowed in full in the aggregate principal amounts set forth in Exhibit “B” hereto, plus any additional amounts owing under the Indentures through the Petition Date to holders of Allowed Senior Notes Claims or holders of Allowed Subordinated Notes Claims, as applicable, including, without limitation, for accrued and unpaid interest, fees, costs and other expenses through the Petition Date, to the extent allowable under the Indentures and applicable law.  The Senior Notes Claims and Subordinated Notes Claims shall constitute Allowed Claims for all purposes and shall not, except with respect to the Subordinated Notes Claims to the extent provided in this Plan and the Subordinated Notes Indenture, be subject to defense, offset, counterclaim, subordination, recoupment, reduction or recharacterization by DH or any party in interest.

8.5.                            Adjustment to Amount of Plan Cash Payment and Principal Amount of Plan Secured Notes

The aggregate amount of the Plan Cash Payment to be issued on the Effective Date and the aggregate principal amount of the Plan Secured Notes to be issued on the Effective Date are subject to adjustment as follows:

(a)                                  the aggregate principal amount of Plan Secured Notes will be reduced (on a dollar-for-dollar basis) by the amount of Cash held by DH and its subsidiaries (other than Dynegy Gas Investments Holdings, LLC and Dynegy Coal Investments Holdings, LLC and their respective subsidiaries, and assuming solely for this purpose that Dynegy Coal Holdco, LLC is a subsidiary of DH) on the Effective Date in excess of the sum of (i) $200 million (including, for this purpose, any funds in the Plan Secured Notes Debt Service Account, but excluding, for this purpose, the Plan Cash Payment) and (ii) any Cash reserved in an amount agreed to by the Plan Proponents and the Requisite Consenting Noteholders to pay (on the Effective Date, or thereafter as contemplated by the Plan) Allowed Administrative Claims and other Allowed Claims pursuant to and in accordance with the Plan and to fund the Plan Trust; and

(b)                                 the aggregate amount of the Plan Cash Payment shall be increased by the amount of such excess Cash (on a dollar-for-dollar basis) as calculated in Section 8.5(a) above.

For the purpose of the calculation in this Section 8.5, Dynegy Coal Holdco, LLC will be deemed to be a subsidiary of DH and Dynegy Coal Holdco, LLC and Dynegy Gas Holdco, LLC and their subsidiaries will be deemed to have distributed to DH all Cash permitted to be distributed pursuant to the CoalCo Credit Facility and the GasCo Credit Facility through December 31, 2011, subject to any limitations on dividends and distributions by such entities pursuant to applicable law.  Further, for the purpose of the calculation in this Section 8.5, the amount of excess Cash shall be determined by the Plan Proponents in consultation with the advisors to the Consenting Noteholders.

In addition to the adjustments set forth in this Section 8.5, the aggregate principal amount of the Plan Secured Notes is subject to adjustment pursuant to Section 12.3.  The adjustment of the aggregate principal amount of the Plan Secured Notes set forth in Section 12.3 shall occur prior to the adjustments to the amount of the Plan Cash Payment and the aggregate principal amount of the Plan Secured Notes set forth in this Section 8.5.

8.6.                            Plan Secured Notes Alternative Payment

As set forth in Section 4.1(c), Dynegy may, in its sole discretion, issue the Plan Secured Notes Alternative Payment to DH for distribution to holders of Allowed General Unsecured Claims in lieu of Dynegy issuing the Plan Secured Notes.  The Cash necessary for Dynegy to issue the Plan Secured Notes Alternative Payment, if Dynegy chooses to do so, in its sole discretion, shall be obtained by Dynegy through the Plan Secured Notes Alternative Payment Financing, which shall be on terms that, taken as a whole, are no less favorable to Dynegy than the terms of the Plan Secured Notes as determined by the Plan Proponents subject to the consent of the Requisite Consenting Noteholders, which consent shall not be unreasonably withheld or delayed; provided, however, that such Plan Secured Notes Alternative Payment Financing may have an effective interest rate up to 12% per annum (inclusive of any original issue discount); provided further that the Requisite Consenting Noteholders shall be deemed to have consented to the terms of the Plan Secured Notes Alternative Payment Financing if it is on the terms set forth on Exhibit “E” hereto.

8.7.                            Establishment of Claims Purchasing Fund

On or prior to the Effective Date, Dynegy shall establish a fund for the purpose of acquiring Claims against the Debtors (other than DH), and shall deposit therein Cash in an amount to be (a) determined by Dynegy subject to the consent of the Requisite Consenting Noteholders, which consent shall not be unreasonably withheld or delayed, and (b) set forth in a Plan Document filed with the Bankruptcy Court not less than ten (10) days prior to the Plan Objection Deadline.  On and after the Effective Date, Dynegy may, in its sole discretion, utilize such funds to purchase Claims against the Debtors (other than DH).

8.8.                            Termination of Certain Debt Obligations

Upon the occurrence of the Effective Date, all notes, instruments, certificates and other documents evidencing the Senior Notes Claims and the Subordinated Notes Claims shall be cancelled and annulled, and the holders of Allowed Senior Notes Claims and Allowed Subordinated Notes Claims shall only be entitled to receive the treatment provided under the Plan.  As set forth above, Dynegy shall cause DGIN to cancel the DH Note and deem such DH Note fully satisfied and extinguished.

8.9.                            Causes of Action

Except as otherwise set forth in the Plan, and in accordance with Article VII and Section 8.2 hereof, (a) all Causes of Action of DH and its Estate shall be transferred to, and be vested in,

New DH, and (b) the right of New DH to commence, prosecute or settle such Causes of Action, in its sole discretion, shall be preserved notwithstanding the occurrence of the Effective Date.

No Person may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Cause of Action against them as any indication that New DH will not pursue any and all available Causes of Action against them.  New DH expressly reserves all rights to prosecute any and all Causes of Action against any Person, except as otherwise provided in the Plan.  Unless any Cause of Action against a Person is expressly waived, relinquished, exculpated, released, compromised or settled in the Plan or a Final Order, DH and New DH expressly reserve all Causes of Action for later adjudication, and, therefore, no preclusion doctrine, including without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches, shall apply to such Causes of Action upon or after the confirmation or consummation of the Plan.

8.10.                     Appointment of the Disbursing Agent

Upon the occurrence of the Effective Date, Dynegy shall be appointed to serve as the Disbursing Agent and shall have all of the powers, rights, duties and protections afforded the Disbursing Agent under the Plan.

8.11.                     Sources of Cash for Plan Distributions

All Cash necessary for the Disbursing Agent to make payments and Plan Distributions, other than the Plan Cash Payment and Plan Secured Notes Alternative Payment, shall be obtained from DH’s existing Cash balances as of the Effective Date.  The Cash necessary to make the Plan Cash Payment and Plan Secured Notes Alternative Payment, if any, shall be provided by Dynegy as part of the settlement and compromise embodied in Article VII.

8.12.                     Investment of Funds Held by the Disbursing Agent; Tax Reporting by the Disbursing Agent

The Disbursing Agent may, but shall not be required to, invest any funds held by the Disbursing Agent pending the distribution of such funds pursuant to the Plan in investments that are exempt from federal, state and local taxes.  Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Disbursing Agent of a private letter ruling if the Disbursing Agent so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Disbursing Agent), the Disbursing Agent may (a) treat the funds and other property held by it as held in a single trust for federal income tax purposes in accordance with the trust provisions of the Internal Revenue Code (sections 641, et seq.), and (b) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes.

8.13.                     Releases by DH, its non-Debtor Affiliates, the Estate, and the Plan Proponents

As of the Effective Date, for good and valuable consideration, DH, its non-Debtor Affiliates, the Estate, and the Plan Proponents shall be deemed to release and forever waive and discharge any and all Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action and liabilities, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to DH, DH’s Chapter 11 Case, the Plan, the Disclosure Statement, solicitation of the Plan, or the Prepetition Restructurings (including, without limitation, all Causes of Action alleged in the Prepetition Lawsuits related to the Prepetition Restructurings), and that could have been asserted by or on behalf of DH, its non-Debtor Affiliates, the Estate, or the Plan Proponents against (a) the Plan Proponents, (b) DH’s and its non-Debtor Affiliates’ present and former officers, managers and directors (as applicable), (c) the Consenting Noteholders, (d) Franklin, and (e) the attorneys, accountants, investment bankers, bankruptcy and restructuring advisors and financial advisors of each of the foregoing; except, that nothing in this Section shall be construed to release any party or entity from willful misconduct or gross negligence as determined by a Final Order.

8.14.                     Releases by Creditors

Subject to the occurrence of the Effective Date, for good and valuable consideration, any holder of a Claim that is impaired or unimpaired under the Plan shall be presumed conclusively to have released DH, its non-Debtor Affiliates, the Plan Proponents, the Consenting Noteholders, Franklin, and each of their respective present and former officers, managers and directors (as applicable), their respective successors, assigns, and each of their respective agents, attorneys, advisors, accountants, restructuring consultants, financial advisors and investment bankers, and any Person claimed to be liable derivatively through any of the foregoing, from any Cause of Action based on the same subject matter as such Claim; except that nothing in this Section shall be construed to release any party from willful misconduct or gross negligence as determined by a Final Order.

ARTICLE IX.

THE PLAN TRUST

9.1.                            Creation of the Plan Trust and the Appointment of the Plan Trust Administrator

(a)                                  On the Effective Date, the Plan Trust will be created pursuant to the Plan Trust Declaration.  The beneficiary of the Plan Trust shall be identified in the Plan Trust Declaration.  The beneficiary of the Plan Trust shall not be the holder of a Claim against or Equity Interest in DH, nor shall the beneficiary of the Plan Trust be a Plan Proponent or an Affiliate or insider of any Plan Proponent.

(b)                                 The Plan Trust shall be administered by the Plan Trust Administrator who shall be identified prior to the conclusion of the Confirmation Hearing.  The appointment of the initial Plan Trust Administrator and the terms of its compensation shall be subject to the approval of the Bankruptcy Court.

(c)                                  During the period from the Confirmation Date to the Effective Date, DH shall reimburse the Plan Trust Administrator for actual and necessary out-of-pocket expenses incurred by it in preparing to assume its responsibilities under the Plan Trust Declaration in an aggregate amount not to exceed $50,000.  On the Effective Date, DH shall transfer to the Plan Trust Cash necessary to pay the reasonable costs and expenses associated with the administration of the Plan Trust, which amount shall be (i) determined by the Plan Proponents subject to the consent of the Requisite Consenting Noteholders, which consent shall not be unreasonably withheld or delayed, and (ii) identified in a Plan Document to be filed with the Bankruptcy Court not less than ten (10) days prior to the Plan Objection Deadline.

9.2.                            Property of the Plan Trust

As set forth in Section 8.2(h), after consummation of the transfers described in Section 8.2(g), New DH shall transfer 100% of the equity interests in Legacy DH to the Plan Trust.

9.3.                            Powers and Duties of the Plan Trust Administrator

(a)                                  Subject to the terms and provisions of the Plan Trust Declaration, the Plan Trust Administrator shall have the duty and authority to take all actions, including, but not limited to, the retention of professionals and the filing of appropriate tax returns and applications for regulatory approvals, deemed by the Plan Trust Administrator to be necessary or appropriate to dissolve Legacy DH.

(b)                                 To the extent the legal name of Legacy DH and the remaining Debtors have not been changed prior to the transfer of Legacy DH to the Plan Trust pursuant to Section 8.2(h), the Plan Trust Administrator shall have the duty and authority to change the legal name of Legacy DH, the remaining Debtors and their subsidiaries whose legal name contains the word “Dynegy” to another legal name that does not contain the word “Dynegy.”

(c)                                  The Plan Trust Administrator, together with its officers, directors, employees, agents, and representatives, are exculpated pursuant to the Plan and shall be exculpated pursuant to the Confirmation Order by all Persons, holders of Claims and Equity Interests, and parties in interest, from any and all Claims and Causes of Action arising out of the discharge of the powers and duties conferred upon the Plan Trust Administrator by the Plan Trust Declaration, the Plan, any Final Order of the Bankruptcy Court entered pursuant to or in the furtherance of the Plan, or applicable law, except solely for actions or omissions arising out of the Plan Trust Administrator’s willful misconduct or gross negligence.  No holder of a Claim or an Equity Interest, or representative thereof, shall have or pursue any Claim or Cause of Action against the Plan Trust Administrator or its officers, directors, employees, agents, or representatives for making payments in accordance with the Plan Trust Declaration, or for liquidating assets to make payments under the Plan Trust Declaration.

ARTICLE X.

PLAN DISTRIBUTION PROVISIONS

10.1.                     Plan Distributions

The Disbursing Agent shall make, or cause to be made, all Plan Distributions.  In the event a Plan Distribution shall be payable on a day other than a Business Day, such Plan Distribution shall instead be paid on the immediately succeeding Business Day, but shall be deemed to have been made on the date otherwise due.  Except as otherwise provided herein, Plan Distributions shall be made to the holders of Allowed Claims as reflected in the registry of Claims maintained by the Claims Agent on the Effective Date.  The Disbursing Agent and its agents shall have no obligation to recognize any transfer of a Claim after the Effective Date.

10.2.                     Timing of Plan Distributions

Except for Plan Distributions that shall be made on the Effective Date in accordance with the Plan, each Plan Distribution shall be made on the relevant Plan Distribution Date therefor and shall be deemed to have been timely made if made on such date or within five (5) Business Days thereafter.

10.3.                     Address for Delivery of Plan Distributions/Unclaimed Plan Distributions

Subject to Bankruptcy Rule 9010, any Plan Distribution or delivery to a holder of an Allowed Claim shall be made at the address of such holder as set forth in the latest-dated of the following actually held or received by the Disbursing Agent prior to the Plan Distribution Date applicable to such Plan Distribution:  (a) the Schedules; (b) the Proof of Claim filed by such holder; (c) any notice of assignment filed with the Bankruptcy Court with respect to such Claim pursuant to Bankruptcy Rule 3001(e); or (d) any notice served by such holder giving details of a change of address.  If any Plan Distribution sent to the holder of a Claim is returned to the Disbursing Agent as undeliverable, no Plan Distributions shall be made to such holder unless the Disbursing Agent is notified of such holder’s then current address within one hundred and twenty (120) days after such Plan Distribution was returned.  After such date, if such notice was not provided, such holder shall have forfeited its right to such Plan Distribution, and the undeliverable Plan Distribution shall revert to New DH or the Disbursing Agent, as applicable.  Upon such reversion, the Claim of any holder or its successors with respect to such property shall be cancelled, discharged and forever barred notwithstanding any applicable federal or state escheat, abandoned or unclaimed property laws to the contrary.

10.4.                     De Minimis Plan Distributions

No Plan Distribution of less than twenty dollars ($20.00) shall be made by the Disbursing Agent to the holder of any Claim unless a request therefor is made in writing to the Disbursing Agent.  If no request is made as provided in the preceding sentence within ninety (90) days after the Effective Date, all such Plan Distributions shall revert to New DH or the Disbursing Agent, as applicable.

10.5.                     Time Bar to Cash Payments

Checks issued in respect of Allowed Claims shall be null and void if not negotiated within one hundred and eighty (180) days after the date of issuance thereof.  Requests for reissuance of any voided check shall be made directly to the Disbursing Agent by the holder of the Allowed Claim to whom such check was originally issued.  Any claim in respect of such a voided check shall be made within one hundred and eighty (180) days after the date of issuance of such check.  If no request is made as provided in the preceding sentence, any claims in respect of such voided check shall be discharged and forever barred and such unclaimed Plan Distribution shall revert to New DH or the Disbursing Agent, as applicable.

10.6.                     Manner of Payment Under the Plan

Unless the Person receiving a Plan Distribution agrees otherwise, any Plan Distribution to be made in Cash under the Plan shall be made, at the election of the Disbursing Agent, by check drawn on a domestic bank or by wire transfer from a domestic bank.  Cash payments to foreign creditors may be, in addition to the foregoing, made at the option of the Disbursing Agent in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.  The Disbursing Agent may cause all Cash Plan Distributions in respect of the Senior Notes Claims and Subordinated Notes Claims to be paid to the Depository Trust Company for payment to the holders of Allowed Senior Notes Claims and Allowed Subordinated Notes Claims similar to the manner in which DH previously made payments on the Senior Notes and the Subordinated Notes.

10.7.                     Fractional Plan Distributions

Notwithstanding anything to the contrary contained herein, no Plan Distributions of fractional shares or fractions of dollars (whether in Cash or notes) will be made.  Fractional shares and fractions of dollars (whether in Cash or notes) shall be rounded to the nearest whole unit (with any amount equal to or less than one-half share or one-half dollar, as applicable, to be rounded down).

10.8.                     Special Distribution Provisions Concerning Senior Notes Claims and Subordinated Notes Claims

The following additional provisions shall apply specifically to Plan Distributions to be made to the holders of Allowed Senior Notes Claims and Allowed Subordinated Notes Claims under the Plan:

(a)                                  Service of Indenture Trustees.  The Indenture Trustees and their agents, successors and assigns or such entity appointed by the Indenture Trustees shall facilitate the making of Plan Distributions to the holders of Allowed Senior Notes Claims and Allowed Subordinated Notes Claims for which they serve as indenture trustee and upon the completion thereof, shall be discharged of all their respective obligations associated with the Senior Notes and Subordinated Notes, as applicable.  The rights of holders of Allowed Senior Notes Claims and holders of Allowed Subordinated Notes Claims shall continue in effect for the sole purpose of allowing and requiring the Indenture Trustees to make Plan Distributions on account of such Claims.  Any actions taken by the Indenture Trustees with respect to Allowed Senior Notes Claims and Allowed Subordinated Notes Claims that are not for the purposes authorized herein shall be null and void.

(b)                                 Substitution of the Indenture Trustees; Distributions.  Upon the occurrence of the Effective Date, the Claims of the applicable Indenture Trustees shall be, for all purposes under the Plan, including, without limitation, the right to receive distributions hereunder, substituted for all Claims of individual holders of Allowed Senior Notes Claims and Allowed Subordinated Notes Claims.  On the Plan Distribution Date, which for the purposes of this Section 10.8 shall be the Effective Date, all Senior Notes Claims and Subordinated Notes Claims shall be settled and compromised in exchange for the distribution to the applicable Indenture Trustees of the applicable Plan Distributions to the holders of Allowed Senior Notes Claims and Allowed

Subordinated Notes Claims as specified in Section 4.1(c), and subject to Section 16.5; provided, that the Indenture Trustees shall return to the Disbursing Agent any Plan Distributions held on account of any Allowed Senior Notes Claims or Allowed Subordinated Notes Claims as to which the requirements of Section 10.10 are not satisfied by the first (1st) anniversary of the Effective Date.

(c)                                  Payment of Fees and Expenses of Indenture Trustees.  On the Effective Date, or as soon as reasonably practicable thereafter, the Disbursing Agent shall pay in Cash without any further notice to the Bankruptcy Court all reasonable and documented fees and expenses of the Indenture Trustees owed in accordance with the applicable Indenture.  The Indenture Trustees shall provide reasonably detailed invoices to DH or the Disbursing Agent no later than five (5) days prior to the Effective Date (subject to redaction to preserve attorney-client privilege); provided, however, that the Bankruptcy Court shall retain jurisdiction over any disputes regarding the reasonableness of the Indenture Trustees’ requested fees and expenses.  Upon payment of the reasonable and documented fees and expenses of the Indenture Trustees owed in accordance with the applicable Indenture, the Indenture Trustees shall forever release, waive and discharge their liens, including any charging liens, with respect to any Plan Distribution that is made to any holder of an Allowed Senior Notes Claim or Allowed Subordinated Notes Claim.

10.9.                     Reserve for Contested Claims

The Pro Rata Share of Plan Distributions to be distributed to the holders of Allowed General Unsecured Claims shall be distributed as provided in this Article X.  The Pro Rata Share of Plan Distributions reserved for Contested General Unsecured Claims shall not exceed the amount estimated by the Bankruptcy Court with respect to such Claims, if any, without the consent of the Requisite Consenting Noteholders, which consent shall not be unreasonably withheld or delayed.

10.10.              Surrender and Cancellation of Instruments

As a condition to receiving any Plan Distribution, on or before the Plan Distribution Date, the holder of an Allowed Claim evidenced by a certificate, instrument or note, other than any such certificate, instrument or note that is being reinstated or being left unimpaired under the Plan, shall (a) surrender such certificate, instrument or note representing such Claim, including, without limitation, any guarantees, and (b) execute and deliver such other documents as may be necessary to effectuate the Plan.  Such certificate, instrument or note, including any such guarantees, shall thereafter be cancelled and extinguished.  The Disbursing Agent shall have the right to withhold any Plan Distribution to be made to or on behalf of any holder of such Claims unless and until (a) such certificates, instruments or notes, including any such guarantees, are surrendered, or (b) any relevant holder provides to the Disbursing Agent an affidavit of loss or such other documents as may be required by the Disbursing Agent together with an appropriate indemnity in the customary form.  Any such holder who fails to surrender such certificates, instruments or notes, including any such guarantees, or otherwise fails to deliver an affidavit of loss and indemnity prior to the first (1st) anniversary of the Effective Date, shall be deemed to have forfeited its Claims and shall not participate in any Plan Distribution.  All property in respect of such forfeited Claims shall revert to New DH or the Disbursing Agent, as applicable.

ARTICLE XI.

PROCEDURES FOR RESOLVING
AND TREATING CONTESTED CLAIMS

11.1.                     Claim Objection Deadline

As soon as practicable, but in no event later than one hundred and eighty (180) days after the Effective Date (subject to being extended by the order of the Bankruptcy Court upon motion of the Disbursing Agent), objections to Claims shall be filed with the Bankruptcy Court and served upon the holders of each of the Claims to which objections are made.

11.2.                     Prosecution of Contested Claims

The Disbursing Agent may object to the allowance of Claims filed with the Bankruptcy Court with respect to which liability is disputed in whole or in part.  Except as otherwise set forth herein, all objections that are filed and prosecuted as provided herein shall be litigated to Final Order or compromised and settled in accordance with Section 11.3.

11.3.                     Settlement of Claims and Causes of Action

Notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, from and after the Effective Date, the Disbursing Agent shall have authority to settle or compromise all Claims and Causes of Action (to the extent not previously compromised, settled and released under the Plan) without further review or approval of the Bankruptcy Court.

11.4.                     Entitlement to Plan Distributions Upon Allowance

Notwithstanding any other provision of the Plan, no Plan Distribution or partial Plan Distribution shall be made with respect to any Claim to the extent it is a Contested Claim, unless and until such Contested Claim becomes an Allowed Claim, subject to the setoff rights as provided in Section 16.19.  When a Claim that is not an Allowed Claim as of the Effective Date becomes an Allowed Claim (regardless of when) the holder of such Allowed Claim shall thereupon become entitled to receive the Plan Distributions in respect of such Claim, the same as though such Claim had been an Allowed Claim on the Effective Date.

11.5.                     Estimation of Claims

The Plan Proponents (or either of them) or, following the Effective Date, the Disbursing Agent, may, at any time, request that the Bankruptcy Court estimate any Contested Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Plan Proponents (or either of them) or the Disbursing Agent has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection.  In the event that the Bankruptcy Court estimates any Contested Claim, that estimated amount shall constitute the Allowed amount of such Claim for all purposes under the Plan except with respect to Plan Distributions, and with respect to Plan Distributions the estimated amount shall constitute the maximum Allowed amount of such Claim.  All of the objection, estimation, settlement, and resolution procedures set forth in the Plan are cumulative and not necessarily exclusive of one another.  Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

ARTICLE XII.

CONDITIONS PRECEDENT TO
CONFIRMATION OF THE PLAN AND
THE OCCURRENCE OF THE EFFECTIVE DATE

12.1.                     Conditions Precedent to Confirmation

The following are conditions precedent to confirmation of the Plan:

(a)                                  The Bankruptcy Court shall have issued, and the Clerk of the Bankruptcy Court shall have entered, an order or orders (i) approving the Disclosure Statement as containing “adequate information” pursuant to section 1125 of the Bankruptcy Code, (ii) determining that all votes on the Plan are binding and have been properly tabulated as acceptances or rejections of the Plan, (iii) confirming and giving effect to the terms and provisions of the Plan, (iv) determining that all applicable tests, standards and burdens in connection with the Plan have been duly satisfied and met by the Plan Proponents and the Plan, (v) approving the Plan Documents, and (vi) authorizing the Plan Proponents to execute, enter into, and deliver the Plan Documents and to execute, implement, and to take all actions otherwise necessary or appropriate to give effect to the transactions and transfer of assets contemplated by the Plan and the Plan Documents;

(b)                                 The Confirmation Order, the Plan, the Plan Documents, the Plan Secured Notes, the Plan Preferred Stock, and all of the documents, exhibits and appendices contained therein, are each in form and substance reasonably acceptable to the Plan Proponents and the Requisite Consenting Noteholders; and

(c)                                  The Confirmation Order shall include determinations that, among other things, all of the settlements and compromises contained in the Plan, including but not limited to the settlement and compromise described in Article VII, meet the applicable standards under section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019 for approval and implementation, and that the Plan satisfies each of the confirmation standards set forth in section 1129(a) of the Bankruptcy Code.

12.2.                     Conditions Precedent to the Occurrence of the Effective Date

The following are conditions precedent to the occurrence of the Effective Date:

(a)                                  The Confirmation Order shall have been entered by the Bankruptcy Court, be in full force and effect and not be subject to any stay or injunction;

(b)                                 All necessary consents, authorizations and approvals shall have been given as provided for or contemplated by the Plan, including with respect to the transfers of property and the payments provided for or contemplated by the Plan;

(c)                                  All conditions to the obligations of the Plan Proponents under the Plan and the Plan Documents shall have been satisfied or waived in accordance with the terms of the Plan or the applicable Plan Document;

(d)                                 The Confirmation Order, the Plan, the Plan Documents, the Plan Secured Notes, the Plan Preferred Stock, and all of the documents, exhibits and appendices contained therein shall not have been amended, supplemented or otherwise modified from the form and substance reasonably acceptable to the Plan Proponents and Requisite Consenting Noteholders pursuant to Section 12.1(b), unless such amendments, supplements or modifications are in form and substance reasonably acceptable to the Plan Proponents and the Requisite Consenting Noteholders;

(e)                                  The intercompany transactions authorized pursuant to Section 8.2, and all material documents, instruments and agreements necessary to implement such transactions, shall be in form and substance reasonably acceptable to the Plan Proponents and the Requisite Consenting Noteholders.

(f)                                    If the approval of Dynegy’s stockholders is required, as determined by Dynegy after consultation with the Consenting Noteholders, by the General Corporation Law of the State of Delaware (the “DGCL”) or the rules of the New York Stock Exchange either (i) to amend Dynegy’s certificate of incorporation to increase its authorized share capital to allow for the issuance of the Plan Preferred Stock and/or the shares of Dynegy’s common stock to be issued upon conversion of the Plan Preferred Stock or (ii) to allow for the issuance of the Plan Preferred Stock and/or the shares of Dynegy’s common stock to be issued upon conversion of the Plan Preferred Stock, then such stockholder approval shall have been obtained in accordance with the DGCL and Dynegy’s certificate of incorporation and bylaws at a meeting duly called and held for such purpose or through action by written consent in lieu of such meeting, in each case in form and substance reasonably acceptable to Dynegy and the Requisite Consenting Noteholders; and

(g)                                 An order, which may be the Confirmation Order, in form and substance reasonably acceptable to the Plan Proponents and Requisite Consenting Noteholders, shall have been entered by the Bankruptcy Court, be in full force and effect and not be subject to any stay or injunction, and shall either (i) Allow or (ii) estimate the Lease Guaranty Claims in an aggregate amount not to exceed $300 million.

12.3.                     Waiver of Conditions

The Plan Proponents may waive, with prior written notice to the Consenting Noteholders, but without further order of the Bankruptcy Court, any one or more of the conditions set forth in Section 12.1 or Section 12.2; provided, however, that to the extent such waiver is a waiver with respect to a condition that requires the consent or approval of the Requisite Consenting Noteholders, the Plan Proponents may not waive such requirement without the prior written consent of the Requisite Consenting Noteholders; provided further, that if the order entered pursuant to Section 12.2(g) is otherwise in form and substance reasonably acceptable to the Requisite Consenting Noteholders and is in full force and effect and not subject to any stay or injunction, but the Lease Guaranty Claims Allowed or estimated pursuant thereto are in an aggregate amount that exceeds $300 million, then the waiver of Section 12.2(g) shall require the prior written consent of the Requisite Consenting Noteholders only if the aggregate amount of Lease Guaranty Claims Allowed or estimated pursuant to such order exceeds $400 million.

If the Lease Guaranty Claims are Allowed or estimated as set forth herein in an aggregate amount that is less than $300 million, the aggregate principal amount of Plan Secured Notes to be issued pursuant to the Plan shall be reduced by an amount to be determined for every dollar such Lease Guaranty Claims are less than $300 million.  If the Lease Guaranty Claims are Allowed or estimated as set forth herein in an aggregate amount that exceeds $300 million and the condition precedent to the occurrence of the Effective Date set forth in Section 12.2(g) is waived as set forth above, the aggregate principal amount of Plan Secured Notes to be issued pursuant to the Plan shall be increased by an amount to be determined for every dollar such Lease Guaranty Claims exceed $300 million.  The adjustment amounts left to be determined under this Section 12.3 shall be (i) an amount that is the same for an increase or decrease in the aggregate principal amount of Plan Secured Notes, (ii) agreed to among the Plan Proponents and Requisite Consenting Noteholders, and (iii) identified in a Plan Document to be filed with the Bankruptcy Court not less than ten (10) days prior to the Plan Objection Deadline.

12.4.                     Effect of Non-Occurrence of the Effective Date

If the Effective Date shall not occur, the Plan shall be null and void and nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims against or Equity Interests in DH; (b) prejudice in any manner the rights of DH or the Plan Proponents; or (c) constitute an admission, acknowledgement, offer or undertaking by DH or the Plan Proponents as to any matter or thing.

ARTICLE XIII.

THE DISBURSING AGENT

13.1.                     Powers and Duties of the Disbursing Agent

The Disbursing Agent shall be empowered to: (a) take all steps and execute all instruments and documents necessary to make Plan Distributions to holders of Allowed Claims; (b) comply with the Plan and the obligations thereunder; (c) employ, retain or replace professionals to represent it with respect to its responsibilities; (d) object to Claims as specified in Article XI, and prosecute such objections; (e) compromise and settle any issue or dispute regarding the amount, validity, priority, treatment or Allowance of any Claim as provided in Article XI; (f) make, in its sole discretion, annual and other periodic reports regarding the status of distributions under the Plan to the holders of Allowed Claims that are outstanding at such time, with such reports to be made available upon request to the holder of any Contested Claim; and (g) exercise such other powers as may be vested in the Disbursing Agent pursuant to the Plan, the Plan Documents, the Confirmation Order, or any other order of the Bankruptcy Court.

13.2.                     Plan Distributions

The Disbursing Agent shall make or cause to be made the required Plan Distributions specified under the Plan on the relevant Plan Distribution Date therefor, except as otherwise provided in Section 10.8 of the Plan.

13.3.                     Exculpation of the Disbursing Agent

Except as otherwise provided in this Section, the Disbursing Agent, together with its officers, directors, employees, agents and representatives, are exculpated pursuant to the Plan by all Persons, holders of Claims, and all other parties in interest, from any and all Claims or Causes of Action arising out of the discharge of the powers and duties conferred upon the Disbursing Agent (and each of its respective paying agents), by the Plan, any Final Order of the Bankruptcy Court entered pursuant to or in furtherance of the Plan, or applicable law, except solely for actions or omissions arising out of the Disbursing Agent’s willful misconduct or gross negligence.  No holder of a Claim, or representative thereof, shall have or pursue any Claim or Cause of Action against (a) the Disbursing Agent or its respective officers, directors, employees, agents and representatives for making Plan Distributions in accordance with the Plan, or (b) any holder of a Claim receiving or retaining Plan Distributions as provided for by the Plan.  Nothing contained in this Section shall preclude or impair any holder of an Allowed Claim from bringing an action in the Bankruptcy Court to compel the making of Plan Distributions contemplated by the Plan on account of such Allowed Claim.

ARTICLE XIV.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

14.1.                     Assumption and Rejection of Executory Contracts and Unexpired Leases

(a)                                  On the Effective Date, all executory contracts and unexpired leases of DH shall be rejected pursuant to the provisions of section 365 of the Bankruptcy Code, except:  (i) any executory contracts or unexpired leases that are the subject of a separate motion to reject, assume, or assume and assign that is filed pursuant to section 365 of the Bankruptcy Code by DH before the Effective Date; (ii) any contracts and leases listed in any “Schedule of Assumed and Assumed and Assigned Executory Contracts and Unexpired Leases” to be filed by the Plan Proponents with the Bankruptcy Court at least ten (10) Business Days prior to the Confirmation Hearing; (iii) all executory contracts and unexpired leases assumed or assumed and assigned under this Plan or by order of the Bankruptcy Court entered before the Effective Date; (iv) any executory contract or unexpired lease that is the subject of a dispute over the amount or manner of cure pursuant to this Article XIV and for which DH (or, if after the Effective Date, the Disbursing Agent) makes a motion to reject such contract or lease based upon the existence of such dispute filed at any time; and (v) any agreement, obligation, security interest, transaction or similar undertaking that the Plan Proponents believe is not executory.

(b)                                 The Plan shall constitute a motion to reject such executory contracts and unexpired leases rejected pursuant to Section 14.1(a), and DH shall have no liability thereunder except as is specifically provided in the Plan.  Entry of the Confirmation Order by the

Bankruptcy Court shall constitute approval of such rejections pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such rejected agreement, executory contract or unexpired lease is burdensome and that the rejection thereof is in the best interests of DH and the Estate.

(c)                                  The Plan shall constitute a motion to assume or assume and assign to New DH (unless another party is otherwise listed) such executory contracts and unexpired leases as set forth in any “Schedule of Assumed and Assumed and Assigned Executory Contracts and Unexpired Leases” filed by the Plan Proponents with the Bankruptcy Court at least ten (10) Business Days prior to the Confirmation Hearing, and DH shall have no liability thereunder for any breach of such assumed and assigned executory contract or unexpired lease occurring after such assignment pursuant to section 365(k) of the Bankruptcy Code, except as is specifically provided in the Plan.  Issuance of the Confirmation Order by the Bankruptcy Court, upon entry of such Confirmation Order by the Clerk of the Bankruptcy Court, shall constitute approval of such assumption or assumption and assignment pursuant to sections 365(a), (b) and (f) of the Bankruptcy Code, as applicable, and a finding by the Bankruptcy Court that the requirements of section 365(f) of the Bankruptcy Code have been satisfied.  Any counterparty to an agreement listed on a “Schedule of Assumed and Assumed and Assigned Executory Contracts and Unexpired Leases” filed by the Plan Proponents who disputes the assumption or assignment of an executory contract or unexpired lease must file with the Bankruptcy Court, and serve upon the Plan Proponents and the Creditors’ Committee a written objection to the assumption or assumption and assignment, which objection shall set forth the basis for the dispute by no later than seven (7) Business Days prior to the Confirmation Hearing.  The failure to timely object shall be deemed a waiver of any and all objections to the assumption, or assumption and assignment, of executory contracts and unexpired leases listed in any “Schedule of Assumed and Assumed and Assigned Executory Contracts and Unexpired Leases” timely filed by the Plan Proponents.

(d)                                 The inclusion of a contract, lease or other agreement on any “Schedule of Assumed and Assumed and Assigned Executory Contracts and Unexpired Leases” filed with the Bankruptcy Court by the Plan Proponents shall not constitute an admission by the Plan Proponents as to the characterization of whether any such included contract, lease, or other agreement is, or is not, an executory contract or unexpired lease or whether any claimants under any such contract, lease or other agreement are time-barred from asserting Claims against DH.  The Plan Proponents reserve all rights with respect to the characterization of any such agreements.

14.2.                     Cure

At the election of the Plan Proponents, any monetary defaults under each executory contract and unexpired lease to be assumed under this Plan shall be satisfied pursuant to section 365(b)(1) of the Bankruptcy Code: (a) by payment of the default amount in Cash on the Effective Date or as soon thereafter as practicable; or (b) on such other terms as agreed upon in writing by the Plan Proponents or the Disbursing Agent, as applicable, and the counter-party to such executory contract or unexpired lease.  In the event of a dispute regarding: (a) the amount of any cure payments; (b) the ability to provide adequate assurance of future performance under the contract or lease to be assumed or assigned; or (c) any other matter pertaining to assumption or assignment, the cure payments required by section 365(b)(1) of the Bankruptcy Code, if any, shall be made following the entry of a Final Order resolving the dispute and approving assumption or assignment, as applicable.  Any “Schedule of Assumed and Assumed and Assigned Executory Contracts and Unexpired Leases” filed by the Plan Proponents shall set forth DH’s cure obligations, if any, for each agreement for which a cure obligation must be satisfied as a condition to the assumption or assumption and assignment of such agreement.  Any counterparty to an agreement listed on any “Schedule of Assumed and Assumed and Assigned Executory Contracts and Unexpired Leases” filed by the Plan Proponents who disputes the scheduled cure obligation with respect to the executory contract or unexpired lease to which it is a party or regarding the provision of adequate assurance, or any other matter relating to assumption or assignment, must file with the Bankruptcy Court, and serve upon the Plan Proponents and the Creditors’ Committee a written objection, which objection shall set forth the basis for the dispute, the alleged correct cure obligation, if applicable, and/or any other objection related to the assumption or assignment of the relevant agreement by no later than seven (7) Business Days prior to the Confirmation Hearing.  If a counterparty to an executory contract or unexpired lease to be assumed, or assumed and assigned, fails to file and serve an objection that complies with the foregoing, such counterparty shall be deemed to have waived any and all objections to the assumption and assignment of the relevant agreement as proposed by DH, including with respect to any cure obligations.

14.3.                     Claims Arising from Rejection, Expiration or Termination

Claims created by the rejection of executory contracts and unexpired leases or the expiration or termination of any executory contract or unexpired lease prior to the Confirmation Date must be filed with the Bankruptcy Court and served on DH and the Plan Proponents (a) in the case of an executory contract or unexpired lease rejected by DH prior to the Confirmation Date, no later than thirty (30) days after entry of the order approving such rejection (except to the extent the order authorizing such rejection specifies a different deadline), or (b) in the case of an executory contract or unexpired lease that (i) was terminated or expired by its terms prior to the Confirmation Date, or (ii) is rejected pursuant to this Article XIV, no later than thirty (30) days after the Confirmation Date.  Any such Claims for which a Proof of Claim is not filed and served by the deadlines set forth in this Section 14.3, as applicable, shall be forever barred from assertion and shall not be enforceable against DH or its Estate, its Assets, or its non-Debtor Affiliates or any of their assets or property.  Unless otherwise ordered by the Bankruptcy Court, all such Claims that are timely filed as provided herein shall be treated as General Unsecured Claims or Convenience Claims under the Plan, as applicable, subject to objection by the Disbursing Agent.

ARTICLE XV.

RETENTION OF JURISDICTION

Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, the Bankruptcy Court shall retain and shall have exclusive jurisdiction (except with respect to the Plan Preferred Stock and Plan Secured Notes, which shall be subject to the jurisdiction indicated in the definitive documentation thereof) over any matter (a) arising under the Bankruptcy Code, (b) arising in or related to the Chapter 11 Case of DH or the Plan or (c) that relates to the following:

(i)                                     To determine any and all adversary proceedings, applications, motions, and contested or litigated matters that may be pending on the Effective Date or that, pursuant to the Plan, may be instituted by the Disbursing Agent or Dynegy, as applicable, after the Effective Date;

(ii)                                  To hear and determine any objections to the allowance of Claims, whether filed, asserted, or made before or after the Effective Date, including, without express or implied limitation, to hear and determine any objections to the classification of any Claim and to allow, disallow or estimate any Contested Claim in whole or in part;

(iii)                               To issue such orders in aid of execution of the Plan to the extent authorized or contemplated by section 1142 of the Bankruptcy Code;

(iv)                              To consider any modifications of the Plan, remedy any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

(v)                                 To hear and determine all Fee Applications and applications for allowances of compensation and reimbursement of any other fees and expenses authorized to be paid or reimbursed under the Plan or the Bankruptcy Code;

(vi)                              To hear and determine all controversies, suits and disputes that may relate to, impact upon or arise in connection with the Plan, the Plan Documents or their interpretation, implementation, enforcement or consummation;

(vii)                           To hear and determine all controversies, suits and disputes that may relate to, impact upon, or arise in connection with the Confirmation Order (and all exhibits to the Plan) or its interpretation, implementation, enforcement or consummation;

(viii)                        To the extent that Bankruptcy Court approval is required and to the extent not released pursuant to the Plan, to consider and act on the compromise and settlement of any Claim or Cause of Action by, on behalf of, or against the Estate;

(ix)                                To determine such other matters that may be set forth in the Plan, or the Confirmation Order, or that may arise in connection with the Plan, or the Confirmation Order;

(x)                                   To hear and determine matters concerning state, local and federal taxes, fines, penalties or additions to taxes for which DH or the Disbursing Agent may be liable, directly or indirectly, in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

(xi)                                To hear and determine all controversies, suits and disputes that may relate to, impact upon, or arise in connection with any setoff and/or recoupment rights of DH or any Person under the Plan;

(xii)                             To hear and determine all controversies, suits, and disputes that may relate to, impact upon, or arise in connection with Causes of Action of DH (including

Avoidance Actions) commenced by the Disbursing Agent, DH or any third parties, as applicable, before or after the Effective Date, except to the extent compromised, settled and released under the Plan;

(xiii)                          To enter an order or final decree closing the Chapter 11 Case of DH;

(xiv)                         To issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person with consummation, implementation or enforcement of the Plan or the Confirmation Order; and

(xv)                            To hear and determine any other matters related hereto and not inconsistent with chapter 11 of the Bankruptcy Code.

ARTICLE XVI.

MISCELLANEOUS PROVISIONS

16.1.                     Substantial Consummation

On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

16.2.                     Payment of Statutory Fees

All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid by DH on or before the Effective Date.

16.3.                     Satisfaction of Claims

The rights afforded in the Plan and the treatment of all Claims and Equity Interests herein shall be in exchange for and in complete satisfaction, discharge and release of all Claims and Equity Interests of any nature whatsoever against DH or its Estate, Assets, properties or interests in property.  Except as otherwise provided herein, on the Effective Date, all Claims against and Equity Interests in DH shall be satisfied, discharged and released in full.  Neither DH nor Dynegy shall be responsible for any pre-Effective Date obligations of DH, except those expressly assumed by DH or Dynegy, as applicable.  Except as otherwise provided herein, all Persons shall be precluded and forever barred from asserting against DH or its Estate, their respective successors or assigns, or their Assets, properties, or interests in property any event, occurrence, condition, thing, or other or further Claims or Causes of Action based upon any act, omission, transaction, or other activity of any kind or nature that occurred or came into existence prior to the Effective Date, whether or not the facts of or legal bases therefor were known or existed prior to the Effective Date.

16.4.                     Special Provisions Regarding Insured Claims

Plan Distributions to each holder of an Allowed Insured Claim against DH shall be made in accordance with the treatment provided under the Plan for the Class in which such Allowed Insured Claim is classified; except, that there shall be deducted from any Plan Distribution on account of an Insured Claim, for purposes of calculating the Allowed amount of such Claim, the amount of any insurance proceeds actually received by such holder in respect of such Allowed Insured Claim.  Nothing in this Section 16.4 shall constitute a waiver of any Claim, right, or Cause of Action DH or its Estate may hold against any Person, including any insurer.  Pursuant to section 524(e) of the Bankruptcy Code, nothing in the Plan shall release or discharge any insurer from any obligations to any Person under applicable law or any policy of insurance under which DH is an insured or a beneficiary.

16.5.                     Third Party Agreements; Subordination

Except as provided in this Section 16.5, the Plan Distributions to the various classes of Claims and Equity Interests hereunder shall not affect the right of any Person to levy, garnish, attach, or employ any other legal process with respect to such Plan Distributions by reason of any claimed subordination rights or otherwise.  All such rights and any agreements relating thereto shall remain in full force and effect, except as otherwise compromised and settled pursuant to the Plan.  Plan Distributions shall be subject to and modified by any Final Order directing distributions other than as provided in the Plan.  The right of DH and the Disbursing Agent, as applicable, to seek subordination of any Claim pursuant to section 510 of the Bankruptcy Code is fully reserved, and the treatment afforded any Claim that becomes a subordinated Claim at any time shall be modified to reflect such subordination.

In accordance with this Section 16.5, and pursuant to Article XV of the Subordinated Notes Indenture, Allowed Subordinated Notes Claims shall be subordinated to Allowed Senior Notes Claims with respect to the right to receive Plan Distributions under Section 4.1(c), and all Plan Distributions on account of Allowed Subordinated Notes Claims shall be automatically distributed to holders of Allowed Senior Notes Claims without any further action or demand and shall be shared pro rata only among holders of Allowed Senior Notes Claims; provided, however, that holders of Allowed Subordinated Notes Claims may, in full and final satisfaction and settlement of all of such holder’s Allowed Subordinated Notes Claims, elect to (a) reduce the amount of such Allowed Subordinated Notes Claims to an amount that is equal to $0.25 for every $1.00 of such Allowed Subordinated Notes Claims, and (b) pursuant to such election, receive a Pro Rata Share of the Plan Distributions under Section  4.1(c) based on the reduced amount of such Allowed Subordinated Notes Claims, without subordination.  Such Subordination Alternative Election may be made pursuant to the procedures approved by the Bankruptcy Court in the Disclosure Statement Order.

16.6.                     Exculpation

None of DH, its non-Debtor Affiliates, the Plan Proponents, the Consenting Noteholders, Franklin, or any of their respective officers, directors, managers, equity holders, employees, agents, representatives, advisors, attorneys or successors and assigns shall have or incur any liability to any Person for any act or omission in connection with, or arising out of, the pursuit of confirmation of the Plan, the consummation of the Plan, or the implementation or administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence as finally determined by the Bankruptcy Court, and, in all respects shall be entitled to rely upon the advice of counsel and all information provided by other exculpated persons herein without any duty to investigate the veracity or accuracy of such information with respect to their duties and responsibilities under the Plan.

16.7.                     Discharge of DH

Except as otherwise provided in the Plan or the Confirmation Order, on the Effective Date, without further notice or order, all Claims and Causes of Action against DH, its Estate and all successors thereto of any nature whatsoever shall be automatically discharged forever.  Except as otherwise provided in the Plan or the Confirmation Order, on the Effective Date, DH and its Estate and all successors thereto shall be deemed fully discharged and released from any and all Claims and Causes of Action, including, but not limited to, demands and liabilities that arose before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), and 502(i) of the Bankruptcy Code, whether or not (a) a Proof of Claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code; (b) a Claim based upon such debt is allowed under section 502 of the Bankruptcy Code; or (c) the holder of a Claim based upon such debt has accepted the Plan.  The Confirmation Order shall be a judicial determination of discharge of all liabilities of DH, its Estate and all successors thereto.  As provided in section 524 of the Bankruptcy Code, such discharge shall void any judgment against DH and its Estate or any successor thereto at any time obtained to the extent it relates to a discharged Claim, and operates as an injunction against the prosecution of any action against DH, its Estate or its property, and all successors thereto to the extent it relates to a discharged Claim.

16.8.                     Notices

Any notices, requests or demands to or upon the Plan Proponents or the Consenting Noteholders, in order to be effective, shall be in writing (including, without express or implied limitation, those delivered by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

If to DH:

Dynegy Holdings, LLC

Attention: General Counsel

1000 Louisiana Street

Suite 5800

Houston, Texas 77002

Telephone: (713) 507-6400

Facsimile: (713) 767-5181

and

Sidley Austin LLP

Attention: James F. Conlan

One South Dearborn

Chicago, Illinois 60603

Telephone: (312) 853-6890

Facsimile:  (312) 853-7036

If to Dynegy, as a Plan Proponent:

Dynegy Inc.

Attention: General Counsel

1000 Louisiana Street

Suite 5800

Houston, Texas 77002

Telephone: (713) 507-6400

Facsimile: (713) 767-5181

and

White & Case LLP

Attention:  Thomas E Lauria

200 South Biscayne Boulevard

Suite 4900

Miami, Florida 33131

Telephone:  (305) 995-5282

Facsimile:  (305) 358-5744

If to the Consenting Noteholders:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

Attention:  Andrew N. Rosenberg

1285 Avenue of the Americas

New York, New York 10019

Telephone:   (212) 373-3000

Facsimile:   (212) 757-3990

16.9.                     Headings

The headings used in the Plan are inserted for convenience only, and neither constitute a portion of the Plan nor in any manner affect the construction of the provisions of the Plan.

16.10.              Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and the Bankruptcy Rules), the laws of the State of New York, without giving effect to the conflicts of laws principles thereof, shall govern the construction of the Plan and any agreements, documents and instruments executed in connection with the Plan, except as otherwise expressly provided in such instruments, agreements or documents.

16.11.              Expedited Determination

The Disbursing Agent is hereby authorized to file a request for expedited determination under section 505(b) of the Bankruptcy Code for all tax returns filed with respect to DH.

16.12.              Exemption from Transfer Taxes

Pursuant to section 1146 of the Bankruptcy Code, the issuance, transfer, or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust, lien, pledge or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.  The Bankruptcy Court may enter any order necessary or appropriate to implement this Section of the Plan.

16.13.              Exemption from Registration

The issuance of the Plan Preferred Stock and the Plan Secured Notes and the distribution thereof shall be exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code.

16.14.              Notice of Entry of Confirmation Order and Relevant Dates

Promptly upon entry of the Confirmation Order, the Plan Proponents shall publish as directed by the Bankruptcy Court and serve on all known parties in interest and holders of Claims and Equity Interests, notice of the entry of the Confirmation Order and all relevant deadlines and dates under the Plan, including, but not limited to, the deadline for filing notice of Administrative Claims, and the deadline for filing rejection damage Claims.

16.15.              Interest and Attorneys’ Fees

Interest accrued after the Petition Date will accrue and be paid on Claims only to the extent specifically provided for in this Plan, the Plan Documents, the Confirmation Order, or as otherwise required by the Bankruptcy Court or by applicable law.  No award or reimbursement of attorneys’ fees or related expenses or disbursements shall be allowed on, or in connection with, any Claim, except as set forth in the Plan or as ordered by the Bankruptcy Court.  Notwithstanding the foregoing, Dynegy will pay all reasonable out-of-pocket expenses of the Consenting Noteholders, including reasonable fees and expenses of their attorneys and financial advisors.

16.16.              Modification of the Plan

Subject to the Noteholder Restructuring Support Agreement, and as provided in section 1127 of the Bankruptcy Code, modification of the Plan may be proposed in writing by the Plan Proponents at any time before confirmation, provided that the Plan, as modified, meets the requirements of sections 1122 and 1123 of the Bankruptcy Code, the Plan Proponents shall have complied with section 1125 of the Bankruptcy Code, and any necessary reasonable consents of the Consenting Noteholders otherwise required pursuant to the Plan shall have been obtained.

The Plan Proponents may modify the Plan at any time after confirmation and before substantial consummation, provided that the Plan, as modified, meets the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan as modified, under section 1129 of the Bankruptcy Code, and the circumstances warrant such modifications.

A holder of a Claim that has accepted the Plan shall be deemed to have accepted such Plan as modified if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such holder.

16.17.              Revocation of the Plan

The Plan Proponents reserve the right to revoke and withdraw the Plan and/or to adjourn the Confirmation Hearing prior to the occurrence of the Effective Date; provided, however, that unless otherwise agreed to in writing by the Requisite Consenting Noteholders, revocation of the Plan shall be permitted only in the event that either the Board of Managers of DH or the Board of Directors of Dynegy has determined in good faith, after consultation with legal counsel, that pursuing the Plan would be inconsistent with its applicable fiduciary obligations under applicable law; and provided, further, that nothing contained in the Plan shall be deemed to prevent either DH or Dynegy, respectively, from taking or failing to take any action that it is obligated to take (or refrain from taking) in the performance of its fiduciary or similar duty which DH or Dynegy, respectively, owes to any other Person.

If the Plan Proponents revoke or withdraw the Plan, or if the Effective Date does not occur, then the Plan and all settlements and compromises set forth in the Plan and not otherwise approved by a separate Final Order shall be deemed null and void and nothing contained herein and no acts taken in preparation for consummation of the Plan shall be deemed to constitute a waiver or release of any Claims against or Equity Interests in DH or to prejudice in any manner the rights of DH or any other Person in any other further proceedings involving DH, or to constitute an admission, acknowledgement, offer or undertaking by DH or the Plan Proponents as to any matter or thing.

16.18.              Corrective Action

Prior to the Effective Date, upon the prior written consent of the Requisite Consenting Noteholders, the Plan Proponents may make appropriate technical adjustments and modifications to the Plan without further order or approval of the Bankruptcy Court, provided that such technical adjustments and modifications do not adversely affect in a material way the treatment of holders of Claims or Equity Interests.

16.19.              Setoff Rights

In the event that DH has a Claim of any nature whatsoever against the holder of a Claim against DH, then DH may, but is not required to, set off its Claim against the Claim against DH (and any payments or other Plan Distributions to be made in respect of such Claim hereunder), subject to the provisions of sections 553, 556 and 560 of the Bankruptcy Code; provided, however, that there shall be no right of setoff against the Senior Notes Claims and Subordinated Notes Claims, and DH hereby waives any right to set off against any such Senior Notes Claims or Subordinated Notes Claims.  The failure to exercise any right of setoff shall not constitute a waiver or release of any Claims that DH may have against the holder of any Claim.

16.20.              Compliance with Tax Requirements

In connection with the Plan, DH and the Disbursing Agent, as applicable, shall comply with all withholding and reporting requirements imposed by federal, state, local and foreign taxing authorities and all Plan Distributions hereunder shall be subject to such withholding and reporting requirements.  Notwithstanding the foregoing, each holder of an Allowed Claim that is to receive a Plan Distribution shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any government unit, including income, withholding and other tax obligations, on account of such Plan Distribution.  The Disbursing Agent has the right, but not the obligation, to not make a Plan Distribution until such holder has made arrangements satisfactory to the Disbursing Agent for payment of any such tax obligations.

16.21.              Rates

The Plan does not provide for the change of any rate that is within the jurisdiction of any governmental regulatory commission after the occurrence of the Effective Date.  Where a Claim has been denominated in foreign currency on a Proof of Claim, the Allowed amount of such Claim shall be calculated in legal tender of the United States based upon the conversion rate in place as of the Petition Date and in accordance with section 502(b) of the Bankruptcy Code.

16.22.              Injunctions

(a)                                  On the Effective Date and except as otherwise provided herein, all Persons who have been, are, or may be holders of Claims against DH shall be permanently enjoined from taking any of the following actions against or affecting DH or its Estate or its non-Debtor Affiliates, the Assets, or the Disbursing Agent, or any of their current or former respective members, equity holders, directors, managers, officers, employees, agents, and professionals, successors and assigns or their respective assets and property with respect to such Claims (other than actions brought to enforce any rights or obligations under the Plan):

(i)                                     commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, all suits, actions and proceedings that are pending as of the Effective Date, which must be withdrawn or dismissed with prejudice);

(ii)                                  enforcing, levying, attaching, collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order;

(iii)                               creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance; and

(iv)                              asserting any setoff, right of subrogation or recoupment of any kind; provided, that any defenses, offsets or counterclaims which DH may have or assert in respect of the above referenced Claims are fully preserved in accordance with Section 16.19.

(b)                                 Further, on the Effective Date, pursuant to section 105(a) of the Bankruptcy Code, and in accordance with Article VII hereof, all Persons shall be permanently and forever stayed, restrained and enjoined from taking any of the following actions against or affecting DH and all successors thereto, Dynegy or its non-Debtor Affiliates, or any of their current or former respective members, equity holders, directors, managers, officers, employees, agents, and professionals, successors and assigns, and any Person claimed to be liable derivatively through any of the foregoing, or their respective assets and property for the purpose of, directly or indirectly, collecting, recovering or receiving payment of, on or with respect to any Claim or Cause of Action arising from or in connection with the Prepetition Restructurings (including any claims asserted in any of the Prepetition Lawsuits related to the Prepetition Restructurings), including, but not limited to:

(i)                                     commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including a judicial, arbitral, administrative or other proceeding);

(ii)                                  enforcing, levying, attaching, collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order;

(iii)                               creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance;

(iv)                              asserting any setoff, right of subrogation, reimbursement, contribution or recoupment of any kind; and

(v)                                 proceeding in any manner in any place whatsoever that does not conform to or comply with the provisions of the Plan and the settlement, compromise and releases set forth in Article VII hereof.

16.23.              Binding Effect

The Plan shall be binding upon DH, the Plan Proponents, the holders of all Claims and Equity Interests, parties in interest, all Persons and their respective successors and assigns.  To the extent any provision of the Disclosure Statement or any other solicitation document may be inconsistent with the terms of the Plan, the terms of the Plan shall be binding and conclusive.

16.24.              Successors and Assigns

The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Person.

16.25.              Severability

IN THE EVENT THE BANKRUPTCY COURT DETERMINES THAT ANY PROVISION OF THE PLAN IS UNENFORCEABLE EITHER ON ITS FACE OR AS APPLIED TO ANY CLAIM OR EQUITY INTEREST OR TRANSACTION, THE PLAN PROPONENTS MAY MODIFY THE PLAN IN ACCORDANCE WITH SECTION 16.16 SO THAT SUCH PROVISION SHALL NOT BE APPLICABLE TO THE HOLDER OF ANY SUCH CLAIM OR EQUITY INTEREST OR TRANSACTION.  SUCH A DETERMINATION OF UNENFORCEABILITY SHALL NOT (A) LIMIT OR AFFECT THE ENFORCEABILITY AND OPERATIVE EFFECT OF ANY OTHER PROVISION OF THE PLAN OR (B) REQUIRE THE RESOLICITATION OF ANY ACCEPTANCE OR REJECTION OF THE PLAN.

16.26.              No Admissions

None of the filing of the Plan or the taking by DH or the Plan Proponents of any action with respect to the Plan or any statement or provision contained herein shall be or be deemed to be an admission by any such party against interest, or be or be deemed to be a waiver of any rights, claims or remedies that such parties may have, and all such rights and remedies are and shall be specifically reserved.  In the event the Plan is not confirmed and the Confirmation Order is not entered, the Plan, the Disclosure Statement and the Plan Documents, and any statement contained herein or therein, may not be used by any Person, party or entity against DH or the Plan Proponents.

AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER CAUSES OF ACTION OR THREATENED CAUSES OF ACTION, THIS PLAN SHALL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, STIPULATION, OR WAIVER, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS.  THIS PLAN SHALL NOT BE ADMISSIBLE IN ANY NON-BANKRUPTCY PROCEEDING NOR SHALL IT BE CONSTRUED TO BE CONCLUSIVE ADVICE ON THE TAX, SECURITIES, AND OTHER LEGAL EFFECTS OF THE PLAN AS TO HOLDERS OF CLAIMS AGAINST, AND EQUITY INTERESTS IN, DH OR ANY OF ITS SUBSIDIARIES AND AFFILIATES.

Dated:   December 1, 2011

Respectfully submitted,

DYNEGY HOLDINGS, LLC

By:	/s/ Robert C. Flexon
Name: Robert C. Flexon
Title: President and Chief Executive Officer

DYNEGY INC.

By:	/s/ Robert C. Flexon
Name: Robert C. Flexon
Title: President and Chief Executive Officer

EXHIBIT “A”

GLOSSARY OF DEFINED TERMS

1.                                       “2012 Notes” means the 8.750% Senior Notes due 2012 in the initial aggregate principal amount of $500,000,000, issued by DH under the Senior Notes Indenture.

2.                                       “2015 Notes” means the 7.50% Senior Unsecured Notes due 2015 in the initial aggregate principal amount of $785,000,000, issued by DH under the Senior Notes Indenture.

3.                                       “2016 Notes” means the 8.375% Senior Unsecured Notes due 2016 in the initial aggregate principal amount of $1,046,834,000, issued by DH under the Senior Notes Indenture.

4.                                       “2018 Notes” means the 7.125% Senior Debentures due 2018 in the initial aggregate principal amount of $175,000,000, issued by DH under the Senior Notes Indenture.

5.                                       “2019 Notes” means the 7.75% Senior Unsecured Notes due 2019 in the initial aggregate principal amount of $1,100,000,000, issued by DH under the Senior Notes Indenture.

6.                                       “2026 Notes” means the 7.625% Senior Debentures due 2026 in the initial aggregate principal amount of $175,000,000, issued by DH under the Senior Notes Indenture.

7.                                       “Administrative Claim” means a Claim incurred by DH (or its Estate) on or after the Petition Date and before the Effective Date for a cost or expense of administration in the Chapter 11 Case of DH entitled to priority under sections 503(b) and 507(a)(2) of the Bankruptcy Code, including, without limitation, (a) Fee Claims and (b) any fees or charges assessed against the Estate of DH under section 1930 of chapter 123 of title 28 of the United States Code.

8.                                       “Affiliate” means, with respect to any Person, all Persons that would fall within the definition assigned to such term in section 101(2) of the Bankruptcy Code, if such Person was a debtor in a case under the Bankruptcy Code.

9.                                       “Allowed,” when used

(a)                                  with respect to any Claim, except for a Claim that is an Administrative Claim, means such Claim to the extent it is not a Contested Claim or a Disallowed Claim;

(b)                                 with respect to an Administrative Claim, means such Administrative Claim to the extent it has become fixed in amount and priority pursuant to the procedures set forth in Section 5.2(c) of this Plan; and

(c)                                  with respect to Equity Interests in DH, means the Equity Interests in DH held by Dynegy as of the Effective Date.

10.                                 “Assets” means all of DH’s right, title and interest of any nature in property of any kind, wherever located, as specified in section 541 of the Bankruptcy Code.

11.                                 “Avoidance Actions” means all Causes of Action of the Estate that arise under section 544, 545, 547, 548, 550, 551 and/or 553 of the Bankruptcy Code.

12.                                 “Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as codified at title 11 of the United States Code, as amended from time to time and applicable to the Chapter 11 Cases.

13.                                 “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York, Poughkeepsie Division, or such other court having jurisdiction over the Chapter 11 Cases.

14.                                 “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as prescribed by the United States Supreme Court pursuant to section 2075 of title 28 of the United States Code and as applicable to the Chapter 11 Cases.

15.                                 “Business Day” means any day other than a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close for business in New York, New York.

16.                                 “Cash” means legal tender of the United States of America and equivalents thereof.

17.                                 “Causes of Action” means all claims, rights, actions, causes of action, liabilities, obligations, suits, debts, remedies, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages or judgments, whether known or unknown, liquidated or unliquidated, fixed or contingent, matured or unmatured, foreseen or unforeseen, asserted or unasserted, arising in law, equity or otherwise.

18.                                 “Chapter 11 Cases” means the cases commenced under chapter 11 of the Bankruptcy Code in the Bankruptcy Court with respect to the Debtors styled as In re Dynegy Holdings, LLC, et al., Chapter 11 Case 11-38111 (CGM), Jointly Administered.

19.                                 “Claim” has the meaning set forth in section 101 of the Bankruptcy Code.

20.                                 “Claim Objection Deadline” means the deadline for filing objections to Claims as set forth in Section 11.1 of the Plan.

21.                                 “Claims Agent” means the Person designated by order of the Bankruptcy Court to process Proofs of Claim.

22.                                 “CoalCo Credit Facility” means that certain $600 million, five-year secured term loan facility, dated as of August 5, 2011, among Dynegy Midwest Generation, LLC, a Delaware limited liability company, Dynegy Coal Investments Holdings, LLC, a Delaware limited liability company, the lenders from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral trustee (as amended, restated, replaced, refinanced, supplemented or otherwise modified or waived from time to time).

23.                                 “Confirmation Date” means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court.

24.                                 “Confirmation Hearing” means the hearing held by the Bankruptcy Court, as it may be continued from time to time, to consider confirmation of the Plan.

25.                                 “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan.

26.                                 “Consenting Noteholders” means those certain holders of Senior Notes from time to time party to the Noteholder Restructuring Support Agreement.

27.                                 “Contested” when used with respect to a Claim, means such Claim: (i) to the extent it is listed in the Schedules as disputed, contingent, or unliquidated, in whole or in part, and as to which no Proof of Claim has been filed; (ii) if it is listed in the Schedules as undisputed, liquidated, and not contingent and as to which a Proof of Claim has been filed with the Bankruptcy Court, to the extent (A) the Proof of Claim amount exceeds the amount indicated in the Schedules, or (B) the Proof of Claim priority differs from the priority set forth in the Schedules; (iii) if it is not listed in the Schedules or was listed in the Schedules as disputed, contingent or unliquidated, in whole or in part, but as to which a Proof of Claim has been filed with the Bankruptcy Court; or (iv) as to which an objection has been filed on or before the Claim Objection Deadline; provided, that a Claim (i) that is fixed in amount and priority pursuant to the Plan or by Final Order of the Bankruptcy Court or (ii) with respect to which a Proof of Claim has been timely filed and no objection has been filed by the Claim Objection Deadline, shall not be a Contested Claim.

28.                                 “Convenience Claim” means any Claim in an amount equal to or less than $100,000.00 that would otherwise qualify as a General Unsecured Claim.

29.                                 “Creditors’ Committee” means an Official Committee of Unsecured Creditors appointed in the Chapter 11 Cases.

30.                                 “Danskammer Facility Lease” means that certain Facility Lease Agreement, dated as of May 8, 2001, between Danskammer Owner Lessor, as Owner Lessor, and Dynegy Danskammer, as Facility Lessee, pertaining to Units 3 and 4 of the Danskammer Power Station in Newburgh, New York.

31.                                 “Danskammer Lease Documents” means (a) the Participation Agreement, dated as of May 8, 2001, among Dynegy Danskammer, Danskammer Owner Lessor, Wilmington Trust Company, not in its individual capacity except as expressly provided therein but solely as Lessor Manager, Danskammer OP LLC, The Chase Manhattan Bank, not in its individual capacity but solely as Lease Indenture Trustee and The Chase Manhattan Bank, not in its individual capacity but solely as Pass Through Trustees, (b) the Danskammer Facility Lease, and (c) the other “Operative Documents” as defined in Appendix A to the Participation Agreement.

32.                                 “Danskammer Lease Guaranty Party” means a party in whose favor DH made the Danskammer Lease Guaranty.

33.                                 “Danskammer Lease Guaranty” means that certain Guaranty, dated as of May 1, 2001, by DH (f/k/a Dynegy Holdings Inc.), as guarantor, of certain obligations of Dynegy Danskammer under the Danskammer Lease Documents.

34.                                 “Danskammer Lease Guaranty Claim” means any Claim of a Danskammer Lease Guaranty Party arising under the Danskammer Lease Guaranty pursuant to section 502 of the Bankruptcy Code.

35.                                 “Danskammer Owner Lessor” means Danskammer OL LLC, as Owner Lessor under the Danskammer Facility Lease.

36.                                 “Debtor” means any of DH, DNE, Hudson Power, Dynegy Danskammer and Dynegy Roseton.

37.                                 “Debtor in Possession” means any Debtor, in its capacity as a debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

38.                                 “DGIN” means Dynegy Gas Investments, LLC.

39.                                 “DH” means Dynegy Holdings, LLC, a Debtor in the Chapter 11 Cases.

40.                                 “DH Note” means that certain $1.25 billion promissory note issued by DH to DGIN on September 1, 2011, in exchange for DGIN transferring to DH its rights under the Undertaking Agreement, which promissory note bears annual interest at a rate of 4.24% which will be payable upon maturity.

41.                                 “Disallowed” when used with respect to a Claim, means a Claim, or such portion of a Claim, that has been disallowed by a Final Order.

42.                                 “Disbursing Agent” means Dynegy or any agent selected by Dynegy as applicable, acting on behalf of DH in (a) making the Plan Distributions contemplated under the Plan, the Confirmation Order, or any other relevant Final Order, and (b) performing any other act or task that is or may be delegated to the Disbursing Agent under the Plan.

43.                                 “Disclosure Statement” means the disclosure statement filed with respect to the Plan, as it may be amended, supplemented, or otherwise modified from time to time, and the exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

44.                                 “Disclosure Statement Order” means the order entered by the Bankruptcy Court (a) approving the Disclosure Statement as containing adequate information required under section 1125 of the Bankruptcy Code, and (b) authorizing the use of the Disclosure Statement for soliciting votes on the Plan.

45.                                 “DNE” means Dynegy Northeast Generation, Inc., a Debtor in the Chapter 11 Cases.

46.                                 “Dynegy” means Dynegy Inc.

47.                                 “Dynegy Danskammer” means Dynegy Danskammer, L.L.C., a Debtor in the Chapter 11 Cases.

48.                                 “Dynegy CoalCo” means Dynegy Midwest Generation, LLC.

49.                                 “Dynegy GasCo” means Dynegy Power, LLC.

50.                                 “Dynegy Roseton” means Dynegy Roseton, L.L.C., a Debtor in the Chapter 11 Cases.

51.                                 “Effective Date” means a date selected by the Plan Proponents which shall be a Business Day that is no later than five (5) days after all of the conditions specified in Section 12.2 of the Plan have been satisfied or waived (to the extent such conditions can be waived).

52.                                 “Equity Interest” means any outstanding ownership interest in DH, including, without limitation, interests evidenced by membership interests, or other rights to purchase or otherwise receive any ownership interest in DH and any right to payment or compensation based upon any such interest, whether or not such interest is owned by the holder of such right to payment or compensation.

53.                                 “Estate” means the estate of DH created by section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Case by DH.

54.                                 “Fee Application” means an application for allowance and payment of a Fee Claim (including Claims for “substantial contribution” pursuant to section 503(b) of the Bankruptcy Code).

55.                                 “Fee Claim” means a Claim of a Professional Person.

56.                                 “Final Order” means (a) an order or judgment of the Bankruptcy Court or any other court or adjudicative body as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending, or (b) in the event that an appeal, writ of certiorari, reargument, or rehearing thereof has been taken or sought, such order of the Bankruptcy Court or any other court or adjudicative body shall have been affirmed by the highest court to which such order was appealed, or certiorari has been denied, or from which reargument or rehearing was sought, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, that no order shall fail to be a Final Order solely because of the possibility that a motion pursuant to section 502(j) of the Bankruptcy Code, Rule 59 or Rule 60 of the Federal Rules of Civil Procedure or Bankruptcy Rule 9024 may be filed with respect to such order.

57.                                 “Franklin” means Franklin Advisers, Inc., its affiliates, each fund, account and client for which Franklin Advisers, Inc. or its affiliates acts as an investment advisor, and all present and former directors, officers, managers, or employees of each of the foregoing.

58.                                 “GasCo Credit Facility” means that certain $1.1 billion, five-year secured term loan facility, dated as of August 5, 2011, among Dynegy Power, LLC, Dynegy Gas Investments Holdings, LLC, the lenders from time to time party thereto, Credit Suisse AG, Cayman Islands Branch as Administrative Agent and collateral trustee for the Lenders, Credit Suisse Securities (USA) LLC and Goldman Sachs Lending Partners, LLC, as Joint Bookrunners and Joint Lead Arrangers and Credit Suisse Securities (USA) LLC and Goldman Sachs Lending Partners, LLC, as Joint Syndication Agents and Co-Documentation Agents (as amended, restated, replaced, refinanced, supplemented or otherwise modified or waived from time to time).

59.                                 “General Unsecured Claim” means any Claim against DH other than an Administrative Claim, a Priority Claim, a Priority Tax Claim, a Fee Claim, a Secured Claim, and Intercompany Claim, or a Convenience Claim, and specifically including a Senior Notes Claim, a Subordinated Notes Claim, and a Lease Guaranty Claim.

60.                                 “Hudson Power” means Hudson Power L.L.C., a Debtor in the Chapter 11 Cases.

61.                                 “Indentures” means the Senior Notes Indenture and the Subordinated Notes Indenture.

62.                                 “Indenture Trustees” means the indenture trustees under the Indentures.

63.                                 “Insured Claim” means any Claim against DH for which DH or the holder of a Claim is entitled to indemnification, reimbursement, contribution or other payment under a policy of insurance wherein DH is an insured or beneficiary of the coverage.

64.                                 “Intercompany Claim” means a Claim held by Dynegy or any direct or indirect subsidiary of DH against DH.

65.                                 “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, and any applicable rulings, regulations (including temporary and proposed regulations) promulgated thereunder, judicial decisions, and notices, announcements, and other releases of the United States Treasury Department or the IRS.

66.                                 “IRS” means the United States Internal Revenue Service.

67.                                 “Lease Guaranty Claim” means a Roseton Lease Guaranty Claim or a Danskammer Lease Guaranty Claim.

68.                                 “Legacy DH” means the new subsidiary of New DH to be created pursuant to Section 8.2(d) of the Plan and into which DH shall be merged under Delaware law, with Legacy DH as the surviving entity.  Unless otherwise specifically indicated, any and all references in the Plan to “DH” with respect to any matters occurring after the merger described in Section 8.2(d) of the Plan, shall be deemed a reference to Legacy DH.

69.                                 “New DH” means the new subsidiary of Dynegy to be created pursuant to Section 8.2(c) of the Plan, to which Dynegy shall transfer 100% of the Equity Interests of DH as set forth in Section 8.2(d).

70.                                 “Noteholder Restructuring Support Agreement” means that certain restructuring support agreement dated as of November 7, 2011, by and among Dynegy, DH, on behalf of itself and certain of its subsidiaries, and the Consenting Noteholders, as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

71.                                 “Notice of Confirmation” means the notice of entry of the Confirmation Order to be filed with the Bankruptcy Court and mailed, as necessary, to holders of Claims and Equity Interests.

72.                                 “Person” means an individual, corporation, partnership, limited liability company, joint venture, trust, estate, unincorporated association, unincorporated organization, governmental entity, or political subdivision thereof, or any other entity.

73.                                 “Petition Date” means November 7, 2011, the date on which the Chapter 11 Cases were commenced.

74.                                 “Plan” means this chapter 11 plan, either in its present form or as it may be amended, supplemented, or otherwise modified from time to time, and the exhibits and schedules hereto, as the same may be in effect at the time such reference becomes operative.

75.                                 “Plan Cash Payment” means a Cash payment in the amount of $400 million, subject to adjustment as set forth in Section 8.5 of the Plan, plus an amount equal to the interest that would have accrued on $1 billion aggregate principal amount of Plan Secured Notes had such Plan Secured Notes been issued on the Petition Date, to be provided to DH by Dynegy and distributed to the holders of Allowed General Unsecured Claims pursuant to and in accordance with Section 4.1(c) of the Plan.

76.                                 “Plan Distribution” means a payment or distribution of Cash, assets, securities or instruments evidencing an obligation to holders of Allowed Claims under the Plan.

77.                                 “Plan Distribution Date” means with respect to any Claim or Equity Interest, (a) the Effective Date or a date that is as soon as reasonably practicable after the Effective Date, if such Claim or Equity Interest is then an Allowed Claim or an Allowed Equity Interest, or (b) if not Allowed on the Effective Date, a date that is as soon as reasonably practicable after the date such Claim or Equity Interest becomes Allowed, but is not earlier than thirty (30) days following the previous Plan Distribution Date.

78.                                 “Plan Documents” means the documents that aid in effectuating the Plan filed with the Bankruptcy Court as specified in Section 1.5 of the Plan.

79.                                 “Plan Objection Deadline” means the deadline established by the Bankruptcy Court for filing objections to confirmation of the Plan.

80.                                 “Plan Preferred Stock” means the $2,100,000,000 of Redeemable Convertible Preferred Shares, par value $0.01 per share, to be issued by Dynegy to DH and thereafter distributed to the holders of Allowed General Unsecured Claims pursuant to and in accordance with Section 4.1(c) of the Plan, and which shall have the terms set forth in the certificate of designation of the Plan Preferred Stock attached to the Plan as Exhibit “D”.

81.                                 “Plan Proponents” means DH and Dynegy in their capacity as co-proponents of the Plan.

82.                                 “Plan Secured Notes” means the 11% Senior Secured Notes due 2018 to be issued by Dynegy in the aggregate principal amount of $1,000,000,000, subject to adjustment as set forth in Section 8.5 and Section 12.3 of the Plan, to DH and thereafter distributed to the holders of Allowed General Unsecured Claims pursuant to and in accordance with Section 4.1(c) of the Plan, and which shall have the terms set forth in the description of Plan Secured Notes attached to the Plan as Exhibit “C”.  The Plan Secured Notes shall be in substantially the form filed with the Bankruptcy Court as a Plan Document.

83.                                 “Plan Secured Notes Alternative Payment” means a Cash payment in an amount equal to the aggregate principal amount of Plan Secured Notes (after applicable adjustment pursuant to Section 12.3 of the Plan) to be provided by Dynegy, in its sole discretion, in lieu of Dynegy issuing the Plan Secured Notes, and distributed to the holders of Allowed General Unsecured Claims pursuant to and in accordance with Section 4.1(c) of the Plan.

84.                                 “Plan Secured Notes Alternative Payment Financing” means any credit facility, indenture, note or other financing entered into to obtain financing, in whole or in part, for the Plan Secured Notes Alternative Payment, and which shall comply with the terms and conditions set forth in the Restructuring Term Sheet with respect to any such financing.

85.                                 “Plan Secured Notes Debt Service Account” means an account to be established on the Effective Date, as described more fully in the Description of Plan Secured Notes attached hereto as Exhibit “C”, for the benefit of holders of Plan Secured Notes and into which Dynegy shall cause Dynegy Gas Holdco, LLC and Dynegy Coal Holdco, LLC to distribute on the Effective Date all Cash permitted to be distributed pursuant to the restricted payment covenants under the CoalCo Credit Facility and the GasCo Credit Facility up to the amount of the semi-annual interest payment that will be due on the Plan Secured Notes, and the initial funding amount to be deposited on the Effective Date shall be an amount equal to the principal amount of the Plan Secured Notes issued under the Plan multiplied by 5.5%, and which shall be maintained in an amount sufficient to provide for the payment in full of the interest due on the Plan Secured Notes (other than Plan Secured Notes held by Dynegy or its subsidiaries) on the next succeeding interest payment date; provided, however, that (i) following the initial funding thereof on the Effective Date, Dynegy’s obligation to fund the Plan Secured Notes Debt Service Account shall be limited solely to the extent that the GasCo Credit Facility and the CoalCo Credit Facility do not prohibit the distribution or dividend of cash to Dynegy (provided that this clause (i) shall not be applicable to the extent any such inability to fund the Plan Secured Notes Debt Service Account arises solely as a result of amendments to or refinancing of the GasCo Credit Facility or the CoalCo Credit Facility that have the effect of limiting the ability to make such distributions or dividends) and (ii) Dynegy shall not be required to maintain at any time an amount in excess of the initial funding amount in the Plan Secured Notes Debt Service Account.  The Plan Secured Notes shall have a first priority security interest in and lien on the Plan Secured Notes Debt Service Account.  In the event Dynegy, in its sole discretion, provides the Plan Secured Notes Alternative Payment, no Plan Secured Notes Debt Service Account shall be established.

86.                                 “Plan Trust” means the trust to be created pursuant to Article IX of the Plan.

87.                                 “Plan Trust Administrator” means the Person selected to serve as the initial trustee under the Plan Trust.

88.                                 “Plan Trust Declaration” means the declaration of trust to be entered into by the Plan Proponents and the Plan Trust Administrator.  The Plan Trust Declaration shall be in substantially the form filed with the Bankruptcy Court as a Plan Document.

89.                                 “Prepetition Lawsuits” means the following cases filed against Dynegy, DH, and certain of their officers, directors and affiliates in New York Supreme Court relating to the Prepetition Restructurings:  (a) Avenue Investments, L.P., et al. v. Dynegy Inc., et al., Index No. 652599/2011 (Supreme Court of the State of New York, New York County, filed Sept. 21, 2011); (b) The Successor Lease Indenture Trustee, et al. v. Dynegy Inc., et al., Index No. 652642/2011 (Supreme Court of the State of New York, New York County, filed Sept. 27, 2011); (c) Resources Capital Management Corp., et al. v. Dynegy Inc., et al., Index No. 653067/2011 (Supreme Court of the State of New York, New York County, filed Nov. 4, 2011); (d) LibertyView Credit Opportunities Fund, L.P. et al v. Dynegy Holdings, Inc., Index No. 651998/2011 (Supreme Court of the State of New York, New York County, filed July 21, 2011); and (e) Roseton OL, LLC and Danskammer OL, LLC v. Dynegy Holdings, Inc., C.A. No. 6689-VCP (Court of Chancery of the State of Delaware, filed July 21, 2011).

90.                                 “Prepetition Restructurings” means the prepetition transactions involving Dynegy and certain of its direct and indirect subsidiaries pursuant to which, among other things:

(a)                                Dynegy and certain of its direct and indirect subsidiaries completed an internal reorganization which eliminated the regional organizational structure and created separate coal-fueled power generation and gas-fueled power generation units whereby (i) substantially all of Dynegy’s indirectly owned coal-fired power generation facilities were transferred to Dynegy CoalCo, (ii) substantially all of Dynegy’s indirectly owned natural gas-fueled power generation facilities were transferred to Dynegy GasCo, and (iii) all of Dynegy’s indirect ownership interests of DNE, the entity that indirectly holds the equity interests in Dynegy Roseton and Dynegy Danskammer, were transferred to DH; and following such reorganization, Dynegy’s operations were reorganized into three segments: a gas segment, a coal segment and an “other” segment consisting of the remaining assets, including primarily DNE and the leasehold interests in the facilities owned by Dynegy Roseton and Dynegy Danskammer;

(b)                               Dynegy GasCo and its parent Dynegy Gas Investments Holdings, LLC, each non-Debtor subsidiaries of DH, entered into the GasCo Credit Facility, Dynegy CoalCo and its parent Dynegy Coal Investments Holdings, LLC, each non-Debtor subsidiaries of DH, entered into the CoalCo Credit Facility, and applied the proceeds from such credit agreements as permitted by such agreements, including to repay the outstanding DH indebtedness under DH’s existing senior secured credit agreement; and

(c)                                (i) DGIN, a non-Debtor subsidiary of DH, entered into a Membership Interest Purchase Agreement with Dynegy, pursuant to which it sold to Dynegy 100% of the outstanding membership interests in Dynegy Coal Holdco, LLC in exchange for the issuance of the Undertaking Agreement, (ii) DGIN assigned its right to receive payments under the Undertaking Agreement to DH in exchange for the DH Note, and (iii) the Undertaking Agreement was amended and restated to be between Dynegy and DH and to provide for the reduction of Dynegy’s obligations if the outstanding principal amount of the Senior Notes decreased as a result of any exchange offer, tender offer or other repurchase or repayment by Dynegy or its subsidiaries (other than DH and its subsidiaries, unless Dynegy guarantees the debt securities of DH or such subsidiary in connection with such exchange offer, tender offer or other purchase or repayment), provided that such principal amount is retired, cancelled or otherwise forgiven.

91.                                 “Priority Claim” means any Claim to the extent such Claim is entitled to priority in right of payment under section 507(a) of the Bankruptcy Code, other than Secured Claims, Administrative Claims and Priority Tax Claims.

92.                                 “Priority Tax Claim” means a Claim against DH that is of a kind specified in section 507(a)(8) of the Bankruptcy Code.

93.                                 “Professional Person” means a Person retained by DH or to be compensated for services rendered or costs incurred on or after the Petition Date and on or prior to the Effective Date pursuant to sections 327, 328, 329, 330, 331, 503(b), or 1103 of the Bankruptcy Code in the Chapter 11 Case of DH.  For the avoidance of doubt, professionals retained by the Consenting Noteholders shall not be deemed to be Professional Persons.

94.                                 “Proof of Claim” means the proof of Claim that must be filed by a holder of a Claim by the date(s), if any, designated by the Bankruptcy Court as the last date(s) for filing proofs of Claim against DH.

95.                                 “Pro Rata Share” means the proportion that an Allowed Claim bears to the aggregate amount of all Claims in a particular class, including Contested Claims, but excluding Disallowed Claims, (a) as calculated by the Disbursing Agent; or (b) as determined or estimated by the Bankruptcy Court.

96.                                 “Requisite Consenting Noteholders” means the Consenting Noteholders (a) holding a majority of the aggregate principal amount of the Senior Notes held by all Consenting Noteholders (as of the date of any applicable action or consent) and (b) constituting not less than two of the Consenting Noteholders.  To the extent any consents or approvals are required under the Plan by the Requisite Consenting Noteholders (including that any documents be reasonably satisfactory to the Requisite Consenting Noteholders), such consents and approvals shall not be unreasonably withheld or delayed.

97.                                 “Restructuring Term Sheet” means that certain term sheet attached as Exhibit A to the Noteholder Restructuring Support Agreement.

98.                                 “Roseton Facility Lease” means that certain Facility Lease Agreement, dated as of May 8, 2001, between Roseton Owner Lessor, as Owner Lessor, and Dynegy Roseton, L.L.C., as Facility Lessee, pertaining to Units 1 and 2 of the Roseton Power Station in Newburgh, New York.

99.                                 “Roseton Lease Documents” means, collectively, (a) the Participation Agreement, dated as of May 8, 2001, among Dynegy Roseton, Roseton Owner Lessor, Wilmington Trust Company, not in its individual capacity except as expressly provided therein but solely as Lessor Manager, Roseton OP LLC, The Chase Manhattan Bank, not in its individual capacity but solely as Lease Indenture Trustee and The Chase Manhattan Bank, not in its individual capacity but solely as Pass Through Trustees, (b) the Roseton Facility Lease, and (c) the other “Operative Documents” as defined in Appendix A to the Participation Agreement.

100.                           “Roseton Lease Guaranty Party” means a party in whose favor DH made the Roseton Lease Guaranty.

101.                           “Roseton Lease Guaranty” means that certain Guaranty, dated as of May 1, 2001, by DH (f/k/a Dynegy Holdings Inc.), as guarantor, of certain obligations of Dynegy Roseton under the Roseton Lease Documents.

102.                           “Roseton Lease Guaranty Claim” means any Claim of a Roseton Lease Guaranty Party arising under the Roseton Lease Guaranty pursuant to section 502 of the Bankruptcy Code.

103.                           “Roseton Owner Lessor” means Roseton OL LLC, as Owner Lessor under the Roseton Facility Lease.

104.                           “Schedules” means, unless otherwise stated, the schedules of assets and liabilities and list of Equity Interests and the statements of financial affairs filed by DH with the Bankruptcy Court, as required by section 521 of the Bankruptcy Code and in conformity with the Official Bankruptcy Forms of the Bankruptcy Rules, as such schedules and statements have been or may be amended or supplemented from time to time in accordance with Bankruptcy Rule 1009.

105.                           “Secured Claim” means (a) a Claim secured by a lien on any Assets, which lien is valid, perfected, and enforceable under applicable law and is not subject to avoidance under the Bankruptcy Code or applicable non-bankruptcy law, and which is duly established in the Chapter 11 Case of DH, but only to the extent of the value of the holder’s interest in the collateral that secures payment of the Claim; (b) a Claim against DH that is subject to a valid right of recoupment or setoff under section 553 of the Bankruptcy Code, but only to the extent of the Allowed amount subject to recoupment or setoff as provided in section 506(a) of the Bankruptcy Code; and (c) a Claim deemed or treated under the Plan as a Secured Claim; provided, that, to the extent that the value of such interest is less than the amount of the Claim which has the benefit of such security, the unsecured portion of such Claim shall be treated as a General Unsecured Claim or Convenience Claim, as applicable, unless, in any such case the class of which such Claim is a part makes a valid and timely election in accordance with section 1111(b) of the Bankruptcy Code to have such Claim treated as a Secured Claim to the extent Allowed.

106.                           “Senior Notes” means those certain 2026 Notes, 2019 Notes, 2018 Notes, 2016 Notes, 2015 Notes, and 2012 Notes in the initial aggregate principal amount of $3,781.8 million, issued by DH under the Senior Notes Indenture.

107.                           “Senior Notes Claim” means all Claims arising under or based upon the Senior Notes.

108.                           “Senior Notes Indenture” means that certain Indenture, dated as of September 26, 1996, restated as of March 23, 1998, and amended and restated as of March 14, 2001, between DH (f/k/a Dynegy Holdings Inc.) and Bank One Trust Company, National Association, as Trustee (as amended, restated and supplemented through the Petition Date).

109.                           “Subordinated Notes” means those certain Series B 8.316% Subordinated Capital Income Securities due 2027 in the initial aggregate principal amount of $200,000,000, issued by DH under the Subordinated Notes Indenture.

110.                           “Subordinated Notes Claim” means all Claims arising under or based upon the Subordinated Notes.

111.                           “Subordinated Notes Indenture” means that certain Subordinated Debenture Indenture between DH (f/k/a NGC Corporation) and First National Bank of Chicago, as Debenture Trustee, dated as of May 28, 1997 (as amended, restated and supplemented through the Petition Date).

112.                           “Subordination Alternative Election” means the election available to holders of Allowed Subordinated Notes Claims pursuant to Section 16.5 of the Plan.

113.                           “Undertaking Agreement” means the undertaking originally issued by Dynegy to DGIN on September 1, 2011, in exchange for DGIN selling to Dynegy 100% of the outstanding membership interests of Dynegy Coal HoldCo, LLC, pursuant to the Prepetition Restructurings, and pursuant to which Dynegy agreed to make certain specified payments over time that coincide in timing and amount to the payments of principal and interest that DH is obligated to make under a portion of certain of the Senior Notes, and which was assigned by DGIN to DH in exchange for the DH Note, and which, as a condition to such assignment, was amended and restated to be between DH and Dynegy and to provide for the reduction of Dynegy’s obligations thereunder if the outstanding principal amount of any of the Senior Notes is decreased as a result of any exchange offer, tender offer or other purchase or repayment by Dynegy or its subsidiaries (other than DH and its subsidiaries, unless Dynegy guarantees the debt securities of DH or such subsidiary in connection with such exchange offer, tender offer or other purchase or repayment), provided that such principal amount is retired, cancelled or otherwise forgiven.

*EXHIBIT “B”

ALLOWED AMOUNTS OF SENIOR NOTES CLAIMS

AND SUBORDINATED NOTES CLAIMS

[To be filed separately with the Bankruptcy Court]

*                 Exhibit B is not included in the Current Report on Form 8-K filed December 2, 2011, Exhibit B will be filed with the Bankruptcy Court at a later date not yet determined.

B-1

*EXHIBIT “C”

DESCRIPTION OF PLAN SECURED NOTES

[To be filed separately with the Bankruptcy Court]

*                 Exhibit C is not included in the Current Report on Form 8-K filed December 2, 2011, Exhibit C will be filed with the Bankruptcy Court at a later date not yet determined.

C-1

*EXHIBIT “D”

DESIGNATION OF PLAN PREFERRED STOCK

[To be filed separately with the Bankruptcy Court]

*                 Exhibit D is not included in the Current Report on Form 8-K filed December 2, 2011, Exhibit D will be filed with the Bankruptcy Court at a later date not yet determined.

D-1

*EXHIBIT “E”

PLAN SECURED NOTES ALTERNATIVE PAYMENT FINANCING TERMS

[To be filed separately with the Bankruptcy Court]

*                 Exhibit E is not included in the Current Report on Form 8-K filed December 2, 2011, Exhibit E will be filed with the Bankruptcy Court at a later date not yet determined.

E-1